The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(2)
Registration Nos. 333-131761, 333-131761-01 and 333-131761-02

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	Dated March 6, 2007

(To Prospectus dated February 10, 2006)
$300,000,000
       % Senior Notes due 2017

This is an offering by Reinsurance Group of America, Incorporated of $300,000,000 aggregate principal amount of its      % Senior Notes due 2017. Interest is payable on the notes on March 15 and September 15 of each year, commencing September 15, 2007.
We may redeem the notes, in whole or in part, at any time under a make-whole redemption provision, at the redemption price described on page S-17. The notes are not subject to any sinking fund payments.
The notes will be our senior unsecured obligations and will rank equally with RGA’s other existing and future senior indebtedness. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000.
Investing in the notes involves risks.  See “Risk Factors” beginning on page S-7 of this prospectus supplement and those risk factors incorporated by reference into the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006.

	Per note	Total

Public Offering Price(1)	%	$

Underwriting Commissions	%	$

Proceeds to RGA (before expenses)(1)	%	$

(1)	Plus accrued interest, if any, from March , 2007, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book entry form only through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about March      , 2007.

Joint Book-Running Managers

UBS Investment Bank	Credit Suisse
Co-Managers

ABN AMRO Incorporated	Wachovia Securities
March      , 2007

About this prospectus supplement
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes that we are offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. The description of the terms of the notes contained in this prospectus supplement supplements the description under the “Description of Debt Securities of RGA” in the accompanying prospectus, and to the extent it is inconsistent with that description, the information in this prospectus supplement replaces the information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the notes in the prospectus supplement differs from the description of the notes in the accompanying base prospectus, you should rely on the information in this prospectus supplement.
When we use the terms “RGA,” “we,” “us” or “our” in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries, on a consolidated basis, unless we state or the context implies otherwise.
This prospectus supplement and the accompanying prospectus include or incorporate by reference statistical data that were obtained from industry publications. These industry publications do not guarantee the accuracy and completeness of their information, and all reinsurance companies were not surveyed. However, we believe that our principal competitors were included. Although we have not independently verified the data from these publications, we believe them to be generally reliable.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any written communication from us or the underwriters specifying the final terms of this offering. We have not and the underwriters have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates and the information in the incorporated documents is only accurate as of their respective dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

Cautionary statement regarding forward-looking statements
This prospectus supplement and the accompanying prospectus contain and incorporate by reference a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among others:

•	projections of our strategies, earnings, revenues, income or loss, ratios, future financial performance, and our growth potential; and

•	assumptions relating to the foregoing.
The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions also are intended to identify forward-looking statements.
These forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
Numerous important factors could cause actual results to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse changes in mortality, morbidity, lapsation and claims experience;

•	changes in our financial strength and credit ratings or those of MetLife, the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the stability of and actions by governments and economies in which we operate;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that we acquire;

•	regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife or its or our subsidiaries;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations and accounting standards applicable to us, our subsidiaries, or our business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations; and

•	other risks and uncertainties described under the caption “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and in our other filings with the Securities and Exchange Commission.
If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.
You should not place undue reliance on those statements, which speak only as of the date on which they are made. We may not update these forward-looking statements, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of those risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, we advise you to see Item 1A— “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus, and “Risk Factors” in this prospectus supplement.

Prospectus supplement summary
The following summary highlights selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in the accompanying prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in the prospectus. Our principal subsidiaries are RGA Reinsurance Company, which we refer to as “RGA Reinsurance,” RGA Life Reinsurance Company of Canada, which we refer to as “RGA Canada,” RGA Americas Reinsurance Company, Ltd., which we refer to as “RGA Americas,” and RGA Reinsurance Company (Barbados) Ltd., which we refer to as “RGA Barbados.”
RGA
We believe we are one of the largest life reinsurers in North America based on premiums and life reinsurance in force. At December 31, 2006, we had consolidated assets of $19 billion, stockholders’ equity of $2.8 billion and assumed reinsurance in force of approximately $2 trillion. The term “in force” refers to insurance policy face amounts or net amounts at risk. According to Standard & Poor’s Global Reinsurance Highlights, 2006 Edition, we believe we are the third largest life reinsurer in the world, based on 2005 gross life reinsurance premiums. Our operations have grown significantly since 2000. Net premiums increased from $1,404.1 million in 2000 to $4,346 million in 2006. After-tax income from continuing operations almost tripled from $105.8 million in 2000 to $293.3 million in 2006. Assumed reinsurance in force grew from $758.9 billion as of December 31, 2002 to $1,980.3 billion as of December 31, 2006. For additional information on our financial results, please see the selected consolidated financial data and other unaudited financial data contained elsewhere in this prospectus supplement or incorporated by reference in the accompanying prospectus.
Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of certain insurance risks underwritten by the ceding company. Reinsurance is designed to:

•	reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as to increase the maximum risk it can underwrite on a single life or risk;

•	transfer mortality risk, thus reducing volatility in the ceding company’s operating results;

•	assist the ceding company to meet applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.
Reinsurance may be written on a facultative basis or on an automatic treaty basis. Facultative reinsurance is individually underwritten by the reinsurer for each policy to be reinsured, with the pricing and other terms established at the time the policy is underwritten based upon rates negotiated in advance. Facultative reinsurance normally is purchased by insurance companies for medically impaired lives, unusual risks, or liabilities in excess of the binding limits specified in their automatic reinsurance treaties. An automatic reinsurance treaty provides that the ceding company will cede risks to a reinsurer on specified blocks of business where the underlying policies meet the ceding company’s underwriting criteria. In contrast to facultative reinsurance, the reinsurer does not approve each individual risk. Automatic reinsurance treaties generally provide that the reinsurer will be liable for a portion of the risk associated with the specified policies written by the ceding company. Automatic reinsurance treaties specify the ceding company’s binding limit, which is the maximum amount of risk on a given life that can be ceded automatically and that the reinsurer must accept. The binding limit may be stated either as a multiple of the ceding company’s retention or as a stated dollar amount.

Position in North America. We believe, based on a 2005 industry survey prepared by Munich American at the request of the Society of Actuaries Reinsurance Section, that we have the second largest market share in North America as measured by life insurance in force. We refer to that survey as the “Munich American SOA survey.” We conduct business in North America with the majority of the largest U.S. and Canadian life insurance companies, with no single client representing more than 10% of 2006 consolidated gross premiums.
Based on discussions with our clients and our knowledge about the industry, we believe we have the largest facultative underwriting franchise in North America. In the U.S., our largest market, we estimate that approximately 20% of gross premiums were written on a facultative basis in 2006. As part of our approach to deliver responsive and flexible service, we have also developed our capacity and expertise in the reinsurance of asset-intensive products and financial reinsurance. In 2006, our North American reinsurance business earned $368.1 million of income from continuing operations before income taxes, of which $322.3 million came from our U.S. operations and $45.8 million came from our Canadian operations. In 2006, the U.S. and Canadian life operations assumed $172.1 billion and $39.8 billion, respectively, in new business, predominately representing recurring new business, as opposed to in-force transactions.
Position in International Markets. In 1994, we began using our North American underwriting expertise and industry knowledge to expand into selected international markets and now have subsidiaries, branches or offices in 18 countries, including Australia, China, India, Japan, South Africa, South Korea and the UK. We conduct business in these markets with many of the largest U.S. and international life insurance companies, with no single client representing more than 10% of 2006 consolidated gross premiums. In 2006, our Asia Pacific and Europe & South Africa segments combined earned $116.8 million of income from continuing operations before income taxes, more than tripling our 2004 results in these segments. In 2006, we opened a representative office in Poland to directly assist clients in the central and eastern European markets.
For additional financial information about our operating segments, see Note 16 to our financial statements for the year ended December 31, 2006 contained in our Annual Report on Form 10-K for the year ended December 31, 2006, which we have incorporated by reference in the accompanying prospectus.
RGA was formed on December 31, 1992. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.
Our Relationship with MetLife
We summarize below selected aspects of our existing relationship with MetLife, Inc., and its subsidiaries, which we refer to collectively as “MetLife.”

•	Ownership. MetLife is our majority shareholder, beneficially owning approximately 52.5% of our outstanding common stock at December 31, 2006.

•	Board. Three of our eight directors are senior officers of MetLife.

•	Reinsurance Business. We have direct policies and reinsurance agreements with MetLife and some of its affiliates. Under these agreements, we had net premiums of approximately $227.8 million in 2006, $226.7 million in 2005, and $164.4 million in 2004. The net premiums reflect the net business assumed from and ceded to such affiliates of MetLife, Inc. The pre-tax income (loss) on this business, excluding investment income allocated to support the business, was approximately $10.9 million in 2006, ($11.3) million in 2005, and $22.4 million in 2004.
For more information about our corporate structure and relationship with MetLife, see “Our Relationship with MetLife” in the accompanying prospectus and “Business— Overview,” “Corporate Structure— Intercorporate Relationships” in our Annual Report on Form 10-K for the year ended

December 31, 2006, and “Certain Relationships and Related Transactions” in our Annual Report on Form 10-K for the year ended December 31, 2005, which are incorporated by reference in the accompanying prospectus and “Our relationship with MetLife” in the accompanying prospectus.
Industry Trends
We believe that the following trends in the life insurance and life reinsurance industries are driving the demand for life reinsurance, which may result in a more favorable pricing environment for us.
Outsourcing of Mortality. The Munich American SOA survey indicates that North American life reinsurance in force more than doubled between 1999 and 2005. We believe this trend reflects increased utilization by life insurance companies of reinsurance to manage capital and mortality risk and to develop competitive products. However, the survey results indicate a smaller percentage of new business was reinsured in 2005 than previous years, which has caused premium growth rates in the U.S. life reinsurance market to moderate from previous years. The decline in new business being reinsured is likely a reaction by ceding companies to a broad-based increase in reinsurance rates in the market. We believe reinsurers will continue, however to be an integral part of the life insurance market due to their ability to efficiently aggregate a significant volume of life insurance in force, creating economies of scale and greater diversification of risk. As a result of having larger amounts of data at their disposal compared to primary life insurance companies, we believe reinsurers tend to have better insights into mortality trends, creating more efficient pricing for mortality risk.
Increased Capital Sensitivity. The regulatory environment, rating agencies and competitive business pressures are causing life insurers to reinsure as a means to:

•	manage risk-based capital by shifting mortality and other risks to reinsurers, thereby reducing amounts of reserves and capital they need to maintain;

•	release capital to pursue new business initiatives; and

•	unlock the capital supporting, and value embedded in, non-core product lines.
Consolidation and Reorganization within the Life Reinsurance and Life Insurance Industries. The number of merger and acquisition transactions within the life reinsurance and insurance industries has increased in recent years. As a result of these consolidations, there are fewer competitors. We believe that reorganizations and consolidations of life reinsurers and insurers will continue. As reinsurance products are increasingly used to facilitate these transactions and manage risk, we expect demand for our products to continue.
According to the Munich American SOA survey, as of December 31, 2005, the top five companies held approximately 77.6% of the market in North America based on life reinsurance in force, whereas in 1999, the top five companies held approximately 56.8% of the market. As the second largest life reinsurer in North America, we believe we are well positioned to benefit from this industry trend toward fewer, larger life reinsurers. Further, we believe continued strong demand for life reinsurance coupled with ongoing industry consolidation may help create positive pricing dynamics for our industry.
The SOA surveys indicate that the authors obtained information from participating or responding companies and do not guarantee the accuracy and completeness of their information. Additionally, the surveys do not survey all reinsurance companies, but we believe most of our principal competitors were included. While we believe these surveys to be generally reliable, we have not independently verified their data.
Changing Demographics of Insured Populations. The aging of the population in North America is increasing demand for financial products among “baby boomers” who are concerned about protecting their peak income stream and are considering retirement and estate planning. We believe that this trend is likely to result in continuing demand for annuity products and life insurance policies, larger face amounts of life insurance policies and higher mortality risk taken by life insurers, all of which we expect to cause insurers to continue to seek reinsurance products.

Business Strategy
We continue to follow a two-part business strategy to capitalize on industry trends.
Continue Growth of Core North American Business. Our strategy includes continuing to grow each of the following components of our North American operations:

•	Facultative Reinsurance. We intend to maintain our status as a leader in facultative underwriting in North America by emphasizing our underwriting standards, prompt response on quotes, competitive pricing, capacity and flexibility in meeting customer needs. As several of our competitors have exited or reduced the scope of their facultative business, we believe that our strength in the underwriting of unique or non-conforming risks affords us a competitive advantage. In addition, we believe that our ability to underwrite these risks in a prompt and competitive manner has allowed us to develop close, long-standing client relationships and to generate additional business opportunities with our facultative clients.

•	Automatic Reinsurance. We intend to expand our presence in the North American automatic reinsurance market by using our mortality expertise and breadth of products and services to gain additional market share.

•	In Force Block Reinsurance. We anticipate additional opportunities to grow our business by reinsuring “in force block” insurance, as insurers seek to exit various non-core businesses and increase financial flexibility in order to, among other things, redeploy capital and pursue merger and acquisition activity. We took advantage of one such opportunity in 2003 when we assumed the traditional life reinsurance business of Allianz Life.
Continue Expansion into Selected Markets and Products. Our strategy includes building upon the expertise and relationships developed in our core North American business platform to continue our expansion into selected products and markets, including:

•	International Markets. We believe that international markets offer opportunities for growth, and we intend to capitalize on these opportunities by establishing a presence in selected markets. Since 1994, we have entered selected international markets, including, in the mid-to-late 1990’s, Australia, Hong Kong, Japan, Malaysia, New Zealand, South Africa, Spain, Taiwan and the UK, and, in the last three years, China, India and South Korea. Our most recent expansion took place in 2005, when we received regulatory approval to open a representative office in China, and in 2006 when we opened a representative office in Poland. Reflecting our international growth, assumed reinsurance in force for our Europe & South Africa segment has increased from a $2.4 billion in 2000 to $345.2 billion in 2006 and, for our Asia Pacific segment, from $31.9 billion to $319.9 billion for that same period. We generally start new operations in these markets from the ground up as opposed to acquiring existing operations, and we often enter these markets to support our international clients as they expand into additional markets. Many of these markets do not currently use life reinsurance, including facultative life reinsurance, at the same levels as the North American market. Therefore, we believe these markets represent attractive opportunities for increasing reinsurance penetration. Additionally, we believe that in certain markets, ceding companies may want to reduce counterparty exposure to their existing life reinsurers, creating opportunities for us.

•	Asset-intensive and Other Life Reinsurance Products. We intend to continue leveraging our existing client relationships and reinsurance expertise to create customized reinsurance products and solutions. Industry trends, particularly the increased pace of consolidation and reorganization among life insurance companies and changes in products and product distribution, are expected to create growth opportunities for asset-intensive and other products. To date, most of our asset-intensive business and other products have been written in the United States; however, we believe that opportunities outside of the U.S. may further develop in the near future as products and regulations evolve.

The offering
The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See “Description of the notes” for a more detailed description of the terms and conditions of the notes.

Issuer	Reinsurance Group of America, Incorporated

Securities Offered	$300 million aggregate principal amount of % Senior Notes due 2017.

Interest Rate	The notes will bear interest at the rate of % per year, payable semiannually in arrears on March 15 and September 15, commencing September 15, 2007.

Maturity Date	March , 2017

Ranking	The notes will be senior unsecured obligations of RGA and will rank equally in right of payment with all of our current and future other senior debt of RGA. The notes will not be obligations of or guaranteed by any of our subsidiaries. As a result, the notes will be effectively subordinated to the current and future indebtedness and other liabilities of RGA’s subsidiaries and preferred stock of our subsidiaries held by third parties. In addition, the notes will be effectively subordinated to any debt that is secured by assets of RGA to the extent of the value of these assets, unless the notes are also secured by these assets. As of December 31, 2006, our consolidated short- and long-term debt and trust preferred securities aggregated approximately $864.2 million, which consisted of:

• $279.3 million of borrowings outstanding under our credit facilities, letters of credit and 6.75% Senior Notes due 2011, which will rank equally with the notes;

• $27.6 million outstanding under a credit facility maintained by our subsidiary operation in Australia, which will be effectively senior to the notes because it is an obligation of one of our subsidiaries; and

• $557.3 million aggregate amount of our junior subordinated debentures and trust preferred securities, which will rank junior in right of payment to the notes,

and our subsidiaries had approximately $15.4 billion of outstanding liabilities, which includes $850.4 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C.

Certain Covenants	The indenture under which we will issue the notes will contain covenants that, among other things, restrict RGA’s ability to incur indebtedness secured by a lien on the voting stock of any restricted subsidiary, limit RGA’s ability to issue or otherwise dispose of shares of capital stock of any restricted subsidiary and limit RGA’s ability to consolidate with or merge into, or transfer substantially all of its assets to, another corporation.

The covenants are subject to important exceptions. One of these exceptions and the cross-default provision that will be contained in the indenture for the notes will be less restrictive than the comparable provision relating to our 6.75% Senior Notes due 2011.

Optional Redemption	We may redeem the notes at any time under a make-whole redemption provision, at the redemption price described on page S-17 of this prospectus supplement.

Sinking Fund	None.

Use of Proceeds	We anticipate that we will use the net proceeds from the offering of the notes to repay approximately $50 million of indebtedness outstanding under our revolving credit facility, and for general corporate purposes.

Form and Denomination	The notes will be issued only as fully registered, global securities. The notes will be issued in denominations of U.S. $2,000 and integral multiples of $1,000.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and those risk factors incorporated by reference into the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2006.
Ratios of earnings to fixed charges
The following table sets forth our ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.
For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and floating rate insured notes and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.
The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years ended December 31,

	2002	2003	2004	2005	2006(1)

Ratio of earnings to fixed charges	2.2	2.2	2.5	2.4	2.3

Ratio of earnings to fixed charges excluding interest credited under reinsurances contracts	6.1	7.9	10.0	9.2	6.0

(1)	2006 interest expense includes $26.4 million of collateral finance facility expense associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C., in June 2006. For a description of that transaction, see Note 15— “Collateral Finance Facility” in the Notes to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus.

Risk factors
You should consider carefully all of the information set forth below in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference in the accompanying prospectus, including the risk factors set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2006. The risks described below and elsewhere in this prospectus supplement are not the only ones we are facing. We consider the risks described below and described in our Annual Report on Form 10-K for the year ended December 31, 2006 to be the most material. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.
The notes will be effectively subordinated to all obligations of our subsidiaries.
The notes will not be guaranteed by our subsidiaries, and therefore they will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of December 31, 2006, our consolidated short-and long-term debt and trust preferred securities aggregated approximately $864.2 million, which consisted of:

•	$279.3 million of borrowings outstanding under our credit facilities, letters of credit and 6.75% Senior Notes due 2011, which will rank equally with the notes;

•	$27.6 million outstanding under a credit facility maintained by our subsidiary operation in Australia, which will be effectively senior to the notes because it is an obligation of one of our subsidiaries; and

•	$557.3 million aggregate amount of our 6.75% junior subordinated debentures due 2065 and trust preferred securities, which will rank junior in right of payment to the notes, and our subsidiaries had approximately $15.4 billion of outstanding liabilities, which includes $850.4 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. For more information, see “Capitalization,” “Schedule II-Condensed Financial Information of the Registrant” and Notes 14 and 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in the accompanying prospectus.
In addition, the indenture for the notes will not prohibit or limit any of our subsidiaries from incurring any indebtedness or other obligations. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of a subsidiary, including an insurance company subsidiary, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder would be entitled to any payment. Following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us to allow us to make payments on the notes and our other debt. See “Risk Factors— RGA is an insurance holding company, and our ability to pay principal, interest and/or dividends on securities is limited,” which is incorporated by reference from Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2006, in the accompanying prospectus.

Risk factors

RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries.
RGA is an insurance holding company, with our principal assets consisting of the stock of our insurance company subsidiaries, and substantially all of our income is derived from those subsidiaries. The notes will be solely our obligations, and our subsidiaries will have no obligation to pay any amount in respect of the notes or to make any funds available for any such payment. Accordingly, we will be dependent on dividends and other distributions or loans from our subsidiaries or new capital raising transactions to generate the funds necessary to meet obligations with respect to the notes, including the payment of principal and interest, and if these sources are not adequate, we may be unable to make payments of principal or interest in respect of the notes.
Our ability to pay principal and interest on any debt securities, including the notes, is limited and depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to us in the form of intercompany loans, other payments or new capital raising transactions. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. As of December 31, 2006, the amount of dividends that may be paid to us by RGA Reinsurance, our largest operating subsidiary, without prior approval from Missouri insurance regulators, was approximately $104.6 million. We cannot assure you that more stringent dividend restrictions will not be adopted, as discussed under “Risk Factors — Risks Related to Our Business — Our reinsurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus. Covenants contained in certain of our debt agreements and regulations relating to capital requirements affecting some of our more significant subsidiaries also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us.
We may redeem the notes prior to the maturity date, and you may not be able to reinvest in a comparable security.
We have the option to redeem the notes for cash, in whole or in part, at any time at the make-whole redemption price set forth under “Description of the notes— Optional Redemption.” In the event we choose to redeem your notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.
We may incur additional indebtedness in the future.
Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture relating to the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our securities under the indenture. Furthermore, there are no financial covenants in the indenture, and you will not be protected under the indenture in the event of a highly leveraged transaction or similar transaction.
An active trading market for the notes may not develop or be sustained.
The notes are new securities for which there currently is no market. Although the underwriters have advised us that they currently intend to make a market in the notes after completion of the offering, they have no obligation to do so, and such market making activities may be discontinued at any time

Risk factors

and without notice. We cannot assure you that any market for the notes will develop or be sustained, that holders of the notes will be able to sell their notes or that holders of the notes will be able to sell their notes at favorable prices.
An increase in interest rates could cause a decrease in the market price of the notes.
A variety of factors may influence the price of the notes in public trading markets. We believe that investors generally perceive companies engaged in the reinsurance business as yield-driven investments and compare the annual yield from distributions by such companies with yields on various other types of financial instruments. Thus, an increase in market interest rates generally could adversely affect the market price of the notes.
Downgrades or other changes in our credit ratings could affect our financial results and reduce the market value of the notes.
The credit ratings assigned to our unsecured indebtedness, including the notes upon issuance, may affect our ability to obtain new financing and the costs of our financing. It is possible that rating agencies may downgrade our credit ratings or change their outlook about us, which could increase our cost of capital and make our efforts to raise capital more difficult and, in turn, adversely affect our financial results. Such a downgrade in rating may also reduce the price that a subsequent purchaser may be willing to pay for the notes.

Use of proceeds
We estimate that the net proceeds from the sale of the notes will be approximately $           million, after deducting the underwriters’ discounts and commissions and estimated offering expenses. We anticipate that we will use the net proceeds from this offering to repay approximately $50 million of indebtedness outstanding under our $600 million syndicated revolving credit facility with The Bank of New York, as Administrative Agent; Bank of America, N.A. as Syndication Agent; and KeyBank National Association, Wachovia Bank, National Association and Deutsche Bank, AG New York Branch, as Co-Documentation Agents. An affiliate of The Bank of New York serves as the successor trustee under the indenture for the notes. This would reduce the debt outstanding under this facility to $0. At December 31, 2006 outstanding indebtedness under this facility bore interest at an average interest rate of 5.76%, and the credit facility terminates in 2010.
We anticipate that we will use the remaining net proceeds from the offering of the notes for general corporate purposes. As a result, we will retain broad discretion over the use of most of the net proceeds of the offering.
Pending the use of the net proceeds from the offering, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

Capitalization
We present in the table below the capitalization of RGA and its subsidiaries:

•	on an actual consolidated basis as of December 31, 2006; and

•	as adjusted to give effect to this offering.
The adjusted columns give effect to the application of the net proceeds from the offerings as described under “Use of Proceeds” in this prospectus supplement. You should read this table in conjunction with the consolidated financial statements of RGA and the notes relating to them which are contained in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus.

	December 31, 2006

		As
	Actual	Adjusted(1)

	($ in millions)

Debt:

Borrowings under short-term revolving credit facilities	$29.4	$29.4

Borrowings under long-term revolving credit facilities	77.6	27.6

6.75% junior subordinated debentures due 2065	398.6	398.6

6.75% senior notes due 2011	199.9	199.9

% senior notes due 2017	—	300.0

Total short- and long-term debt	705.5	955.5

5.75% cumulative trust preferred securities due 2051(2)	158.7	158.7

Collateral finance facility(3)	850.4	850.4

Stockholders’ equity:

Preferred stock, par value $.01 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—

Common stock, par value $.01 per share; 140,000,000 shares authorized, 63,128,273 shares issued at December 31, 2006	0.6	0.6

Warrants(2)	66.9	66.9

Additional paid-in capital	1,081.4	1,081.4

Retained earnings	1,307.8	1,307.8

Accumulated other comprehensive income	433.4	433.4

Treasury stock	(74.7)	(74.7)

Total stockholders’ equity	2,815.4	2,815.4

Total capitalization	$4,530.0	$4,780.0

(1)	As adjusted column assumes repayment of $50 million of debt outstanding under our $600 million syndicated revolving credit facility.

(2)	Each Trust PIERS unit consists of a 5.75% cumulative trust preferred security, stated liquidation amount $50 per security, issued by RGA Capital Trust I, a wholly-owned subsidiary of RGA, with a detachable warrant to purchase shares of our common stock at an exercise price of $50 per warrant at maturity, subject to adjustment. “PIERS” and “Preferred Income Equity Redeemable Securities” are service marks of Lehman Brothers Inc.

(3)	Consists of Series A Floating Rate Insured Notes due June 2036 (“Timberlake Notes”) issued in June 2006 by our subsidiary, Timberlake Financial, L.L.C., to fund the collateral requirements for statutory reserves required by so-called “Regulation XXX”, which is described in our Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Risk Factors—

Capitalization

Risks related to our business— The availability and cost of collateral, including letters of credit, asset trusts and other credit facilities, could adversely affect our financial condition, operating costs, and new business volume”, which is incorporated by reference in the accompanying prospectus. The Timberlake Notes represent senior secured indebtedness of Timberlake Financial with no recourse to RGA or its other subsidiaries. For a description of that transaction, see Note 15— “Collateral Finance Facility” in the Notes to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus.

Selected consolidated financial information
We present in the table below our selected consolidated financial data and other data which should be read in conjunction with and is qualified in its entirety by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes that are contained in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus. The selected consolidated financial data for the five fiscal years ended December 31, 2006 have been derived from our financial statements, which have been audited by Deloitte & Touche LLP.

	Years ended December 31,

	2002	2003(1)	2004	2005	2006

	(dollars in millions, except per share and operating data)

Income Statement Data

Revenues:

Net premiums	$1,980.7	$2,643.2	$3,347.4	$3,866.8	$4,346.0

Investment income, net of related expenses	374.5	465.6	580.5	639.2	779.7

Investment related gains (losses), net	(14.6)	5.3	29.5	13.6	(4.0)

Changes in value of embedded derivatives (2)	—	43.6	26.1	7.4	6.5

Other revenues	41.4	47.3	55.4	57.7	65.5

Total revenues	2,382.0	3,205.0	4,038.9	4,584.7	5,193.7

Benefits and expenses:

Claims and other policy benefits	1,539.5	2,108.4	2,678.5	3,187.9	3,488.4

Interest credited	126.7	179.7	198.9	208.4	244.8

Policy acquisition costs and other insurance expenses	391.5	458.2	591.0	629.3	712.6

Change in deferred acquisition costs associated with change in value of embedded derivatives(2)	—	30.7	22.9	7.0	3.7

Other operating expenses	94.8	119.6	140.0	154.4	204.4

Interest expense	35.5	36.8	38.4	41.4	62.0

Collateral finance facility expense(3)	—	—	—	—	26.4

Total benefits and expenses	2,188.0	2,933.4	3,669.7	4,228.4	4,742.3

Income from continuing operations before income taxes	194.0	271.6	369.2	356.3	451.4

Provision for income taxes	65.5	93.3	123.9	120.7	158.1

Income from continuing operations	128.5	178.3	245.3	235.6	293.3

Discontinued operations:

Loss from discontinued accident and health operations, net of income taxes	(5.7)	(5.7)	(23.0)	(11.4)	(5.1)

Cumulative effect of change in accounting principle	—	0.5	(0.4)	—	—

Net income	$122.8	$173.1	$221.9	$224.2	$288.2

Selected consolidated financial information

	Years ended December 31,

	2002	2003(1)	2004	2005	2006

	(dollars in millions, except per share and operating data)

Basic Earnings Per Share

Continuing operations	$2.60	$3.47	$3.94	$3.77	$4.79

Discontinued operations	(0.11)	(0.11)	(0.37)	(0.19)	(0.08)

Accounting change	—	0.01	(0.01)	—	—

Net income	$2.49	$3.37	$3.56	$3.58	$4.71

Diluted Earnings Per Share

Continuing operations	$2.59	$3.46	$3.90	$3.70	$4.65

Discontinued operations	(0.12)	(0.11)	(0.37)	(0.18)	(0.08)

Accounting change	—	0.01	(0.01)	—	—

Net income	$2.47	$3.36	$3.52	$3.52	$4.57

Weighted average number of common and common equivalent shares outstanding (in thousands)	49,648	51,598	62,964	63,724	63,062

Dividends per share on common stock	$0.24	$0.24	$0.27	$0.36	$0.36

	December 31,

	2002	2003(1)	2004	2005	2006

	(in millions)

Balance Sheet Data

Total investments	$6,650.2	$8,883.4	$10,564.2	$12,331.5	$14,612.9

Total assets	8,892.6	12,113.4	14,048.1	16,193.9	19,036.8

Policy liabilities	6,603.7	8,811.8	10,314.5	11,726.3	13,354.5

Total long-term debt	327.8	398.1	349.7	674.4	676.2

Collateral finance facility(3)	—	—	—	—	850.4

Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely junior subordinated debentures of RGA	158.2	158.3	158.4	158.6	158.7

Stockholders’ equity	1,222.5	1,947.7	2,279.0	2,527.5	2,815.4

Stockholders’ equity per share	$24.72	$31.33	$36.50	$41.38	$45.85

Other Unaudited Financial Data (in billions)

Assumed ordinary life reinsurance business in force	$758.9	$1,252.2	$1,458.9	$1,736.6	$1,980.3

Assumed new business production	230.0	544.4	279.1	354.1	370.4

(1)	During December 2003, we completed a large coinsurance agreement with Allianz Life Insurance Company of North America.

(2)	In April 2003, the Financial Accounting Standards Board cleared Statement of Financial Accounting Standards No. 133 Interpretation Issue No B36, “Embedded Derivatives: Modified Coinsurance Arrangements and Debt Instruments that Incorporate Credit Risk Exposures that are Unrelated or only Partially Related to the Creditworthiness of the Obligor under Those Instruments,” which we refer to as “Issue B36.” We adopted the provisions of Issue B36 during the fourth quarter of 2003. For more information, see Note 2 to the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus.

(3)	During 2006, our subsidiary, Timberlake Financial, L.L.C., issued $850 million floating rate insured notes. See Note 15 “Collateral Finance Facility” to the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus.

Description of the notes
RGA will issue the notes under the senior indenture dated as of December 19, 2001, supplemented by a second supplemental senior indenture dated as of March      , 2007, in each case, between us and The Bank of New York Trust Company, N.A., as successor trustee to The Bank of New York, which we refer to collectively as the “indenture.” The following description of certain terms of the notes and certain provisions of the indenture in this prospectus supplement supplements the description under “Description of Debt Securities of RGA” in the accompanying prospectus and, to the extent it is inconsistent with that description, replaces the description in the accompanying prospectus. This description is only a summary of the material terms and does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, will define your rights as a beneficial holder of the notes. We will file the second supplemental senior indenture and the notes as exhibits to a Current Report on Form 8-K, which will be incorporated by reference in the accompanying prospectus. You may also request copies of these documents from us at our address set forth in the accompanying prospectus under “Incorporation of Certain Documents by Reference.” Unless otherwise specified, when we refer to “RGA,” “we,” “us” or “our,” in the following description, we mean only RGA and not its subsidiaries.
Certain terms of the notes are defined in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.
PRINCIPAL, MATURITY AND INTEREST
We will initially issue $300 million aggregate principal amount of the notes. The notes will mature on March      , 2017.
Interest on the notes will accrue at the rate of      % per year and will be payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2007. Interest on the notes will accrue from their issue date, or if interest has already been paid, from the date it was most recently paid. We will make each interest payment on the notes to the holders of record on the immediately preceding March 1 and September 1. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. Principal of and interest on the notes will be payable, and the notes will be exchangeable and transfers thereof will be registrable, at the corporate trust office or agency of The Bank of New York Trust Company, N. A. located at 2 North LaSalle, Suite 1020, Chicago, Illinois 60602.
The notes will be issued only in registered form, without coupons and in denominations of $2,000 and integral multiples of $1,000. The notes may be transferred or exchanged without service charges, other than any tax or other governmental charge imposed in connection with such transfer or exchange. We have initially appointed The Bank of New York Trust Company, N. A., as successor trustee to The Bank of New York, as the registrar and paying agent for the notes.
We may from time to time, without the consent of the existing holders, create and issue further notes having the same terms and conditions as the notes being offered hereby in all respects, except for issue date, issue price and, if applicable, the first payment of interest thereon. Additional notes issued in this manner will be consolidated with, and will form a single series with, the previously outstanding notes.

Description of the notes

RANKING
The notes:

•	will be our senior unsecured obligations;

•	will rank senior to all of our existing and future subordinated debt, including our 6.75% Junior Subordinated Debentures due 2065 and 5.75% Junior Subordinated Interest Debentures due 2051; and

•	will rank equally in right of payment with all our existing and future senior unsecured debt, including our 6.75% Senior Notes due 2011.
The indenture will not preclude our subsidiaries from issuing secured or unsecured indebtedness. If RGA issues secured indebtedness, to the extent the security granted consists of voting stock in restricted subsidiaries, the indenture will require the notes to rank equally as to security. However, to the extent the security consists of other assets, the indenture will not provide corresponding protection for the notes. The notes will not be obligations of or guaranteed by any of our subsidiaries. Therefore, indebtedness or preferred stock held by third parties issued by our subsidiaries or indebtedness issued by us secured by assets other than voting stock of restricted subsidiaries may be paid ahead of the notes in the event of our or our subsidiaries’ insolvency.
Because RGA is an insurance holding company, its principal assets consist of the stock of its insurance company subsidiaries, and, absent any additional capital raising or borrowing, its principal cash flow would be derived from dividends and other distributions or loans from its insurance company subsidiaries or new capital raising transactions. Therefore, RGA may rely primarily on dividends or other payments from its operating subsidiaries to pay principal and interest on its outstanding debt obligations, including the notes. The principal source of funds from these operating subsidiaries comes from their current operations. RGA can also utilize investment securities maintained in its portfolio for these payments. In addition, regulatory and other legal restrictions may limit the amount of dividends and other payments its subsidiaries can make to it.
Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. See “Business— Corporate Structure,” “—Regulation” and “—Restrictions on Dividends and Distributions” in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus, and “Risk Factors— RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries” in this prospectus supplement.
As a result of RGA being an insurance holding company, the notes will be effectively subordinated to all indebtedness and other liabilities and commitments of RGA’s subsidiaries’ existing and future obligations, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. RGA only has a shareholder’s claim in the assets of its subsidiaries. This shareholder’s claim is junior to claims that creditors or holders of preferred stock of RGA’s subsidiaries have against those subsidiaries. Holders of the notes will only be creditors of RGA, and such holders will not be creditors of RGA’s subsidiaries, where most of RGA’s consolidated assets are located. As of December 31, 2006, our consolidated short- and long-term debt and trust preferred securities aggregated approximately $864.2 million, which consisted of:

•	$279.3 million of borrowings outstanding under our credit facilities, letters of credit and 6.75% Senior Notes due 2011, which will rank equally with the notes;

Description of the notes

•	$27.6 million outstanding under a credit facility maintained by our subsidiary operation in Australia, which will be effectively senior to the notes because it is an obligation of one of our subsidiaries; and

•	$557.3 million aggregate amount of our 6.75% junior subordinated debentures due 2065 and trust preferred securities, which will rank junior in right of payment to the notes, and our subsidiaries had approximately $15.4 billion of outstanding liabilities, which includes $850.4 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. For more information, see “Capitalization,” “Schedule II-Condensed Financial Information of the Registrant” and Notes 14 and 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in the accompanying prospectus. Also, see “Business— Regulation— Default or Liquidation” and “Risk Factors— RGA is an insurance holding company, and our ability to pay principal, interest and/or dividends on securities is limited” in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in the accompanying prospectus, and “Risk Factors— The notes will be effectively subordinated to all obligations of our subsidiaries” and “—RGA is an insurance holding company, and payments on the notes will only be made from our earnings and assets, and not those of our subsidiaries” in this prospectus supplement.
OPTIONAL REDEMPTION
The notes will be redeemable, in whole or in part, at our option at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed, and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus           basis points plus, in each case, accrued interest thereon to the date of redemption.
“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.
“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes.
“Comparable Treasury Price” means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.
“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.
“Reference Treasury Dealer” means (i) UBS Securities LLC, Credit Suisse Securities (USA) LLC and three additional primary U.S. Government securities dealers in New York City (each a “Primary Treasury Dealer”) selected by us and their successors; provided, however, that if any of them shall cease to be a Primary Treasury Dealer, we shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealers selected by us.

Description of the notes

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the trustee, after consultation with us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.
Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the notes shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.
SINKING FUND
There will be no sinking fund for the notes.
COVENANTS OF RGA
The indenture will not contain any provisions which will restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on our capital stock or purchasing or redeeming our capital stock. The indenture also will not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the indenture will not contain any provision which would require that we repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control or other events involving RGA which may adversely affect the creditworthiness of the notes.
The indenture will contain, among others, the following covenants, which use some defined terms, whose meanings we provide below. Unlike the comparable covenants relating to our 6.75% Senior Notes due 2011, the definition of “Subsidiary” that will be contained in the indenture for the notes will not include any corporation (a “Special Reserve Subsidiary”) established in connection with a transaction structured to satisfy the regulatory or operational reserve requirements of another Subsidiary that is an insurance company. As a result, holders of the notes will not have the benefit of the covenants summarized below to the extent such a Special Reserve Subsidiary would otherwise be covered and limited by these covenants.
Limitations on Liens
We will not, and will not permit any Subsidiary to, incur, issue, assume or guaranty any indebtedness if such indebtedness is secured by a mortgage, pledge of, lien on, security interest in or other encumbrance upon any shares of Voting Stock of any Restricted Subsidiary, whether that Voting Stock is now owned or is hereafter acquired, without providing that the notes (together with, if we shall so determine, any other indebtedness or obligations of RGA or any Subsidiary ranking equally with the notes and then existing or thereafter created) shall be secured equally and ratably with, or prior to, that indebtedness. The indenture excepts from this limitation secured debt which we or our Subsidiaries may incur, issue, assume, guarantee or permit to exist up to 10% of the value of our Consolidated Tangible Net Worth.
The foregoing limitation on liens will not apply to:

(1) indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation if such pledge, lien or security interest is made or granted prior to or at the time such corporation becomes a Restricted Subsidiary; provided that such pledge, lien

Description of the notes

or security interest was not created in anticipation of the transfer of such shares of Voting Stock to us or our Subsidiaries;

(2) liens or security interests securing indebtedness of a Restricted Subsidiary to us or another Restricted Subsidiary; or

(3) the extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien or security interest referred to in the foregoing clauses (1) and (2) but only if the principal amount of indebtedness secured by the liens or security interests immediately prior thereto is not increased and the lien or security interest is not extended to other property.
Limitations on Issuance or Disposition of Stock of Restricted Subsidiaries
We will not, nor will we permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of any shares of capital stock (other than non-voting preferred stock) of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary), except, subject to the covenant relating to “Limitation on Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” discussed below, for:

(1) director’s qualifying shares;

(2) a sale, assignment, transfer or other disposition of any capital stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) to us or to one or more Restricted Subsidiaries;

(3) a sale, assignment, transfer or other disposition of all or part of the capital stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary) for consideration which is at least equal to the fair value of such capital stock as determined by our board of directors acting in good faith;

(4) the issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of RGA or any Restricted Subsidiary; or

(5) issuance for consideration which is at least equal to fair value as determined by our board of directors acting in good faith.
Limitation on Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers
We will not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

(1) the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia;

(2) the surviving corporation or other person assumes the obligation to pay the principal of, and premium, if any, and interest on the notes, and to perform or observe all covenants under the indenture; and

(3) immediately after the transaction, there is no event of default under the indenture.
Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under the indenture.

Description of the notes

No quantitative or other established meaning has been given to the phrase “all or substantially all” by courts that have interpreted this phrase in various contexts. In interpreting this phrase, courts, among other things, make a subjective determination as to the portion of assets conveyed, considering such factors as the value of assets conveyed, the proportion of an entity’s income derived from the assets conveyed and the significance of those assets to the ongoing business of the entity. Due to that uncertainty, it may be difficult for holders of the notes to ascertain whether a viable claim exists under the indenture with respect to any given transaction.
We will not be required pursuant to the indenture to repurchase the notes, in whole or in part, with the proceeds of any sale, transfer or other disposition of any shares of capital stock of any Restricted Subsidiary (or of any Subsidiary having direct or indirect control of any Restricted Subsidiary). Furthermore, the indenture will not provide for any restrictions on our use of any such proceeds.
CERTAIN DEFINITIONS
We provide below certain defined terms which are used in the covenants above and which will be used in the indenture. You should refer to the indenture for a full disclosure of all of these terms.
“Consolidated Tangible Net Worth” means the total stockholders’ equity appearing on RGA’s most recent publicly filed consolidated balance sheet prepared in accordance with generally accepted accounting principles less intangible assets such as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense.
“Restricted Subsidiary” means:

(1) any Significant Subsidiary of RGA existing on the date of the indenture;

(2) any Subsidiary of RGA, organized or acquired after the date of the indenture which is a Significant Subsidiary; and

(3) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the board of directors of RGA.
“Significant Subsidiary” means a Subsidiary, including its direct and indirect Subsidiaries, which meets any of the following conditions (in each case determined in accordance with generally accepted accounting principles):

(1) RGA’s and its other Subsidiaries’ investment in and advances to the Subsidiary exceed 10% of the total assets of RGA and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

(2) RGA’s and its other Subsidiaries’ proportionate share of the total assets, after inter-company eliminations, of the Subsidiary exceeds 10% of the total assets of RGA and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

(3) RGA’s and its other Subsidiaries’ equity interest in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceed 10% of such income of RGA and its Subsidiaries consolidated for the most recently completely fiscal year.
“Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by RGA, one or more Subsidiaries, or RGA and one or more Subsidiaries, but shall not include such a corporation established in connection with a transaction structured to satisfy the regulatory or operational reserve requirements of another Subsidiary that is an insurance company.
“Unrestricted Subsidiary” means any Subsidiary which is not a Restricted Subsidiary.

Description of the notes

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, provided that, for the purposes of this definition, capital stock which by a resolution adopted by the board of directors of RGA carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened.
EVENTS OF DEFAULT
The event of default provisions of the indenture will apply to the notes. You should refer to the description of the events of defaults and the related remedies of the holders of notes and the trustee under “Description of Debt Securities of RGA— Events of Default” in the accompanying prospectus.
The notes will also provide that (A) any failure by RGA or any subsidiary to pay indebtedness in an aggregate principal amount exceeding $50,000,000 at the later of final maturity or upon expiration of any applicable period of grace with respect to that principal amount, and the failure to pay shall not have been cured by RGA within 30 days after such failure, or (B) an acceleration of the maturity of any indebtedness of RGA or any subsidiary, in excess of $50,000,000, if such failure to pay is not discharged or such acceleration is not annulled within 15 days after due notice, will constitute an event of default with respect to the notes.
The cross-default provision summarized above is triggered by threshold amounts of $50,000,000. These amounts are higher than the threshold amounts of $25,000,000 contained in the comparable cross-default provision contained in the indenture under which we issued our 6.75% Senior Notes due 2011. As a result, holders of the notes may not have a cross-default right and remedy when holders of these other notes do. As of the date of this prospectus supplement, however, there were approximately $200,000,000 aggregate principal amount of our 6.75% Senior Notes due 2011 outstanding.
DEFEASANCE; SATISFACTION AND DISCHARGE
The defeasance, satisfaction and discharge provisions of the indenture will apply to the notes. You should refer to the description of these provisions under “Description of Debt Securities of RGA— Defeasance; Satisfaction and Discharge” in the accompanying prospectus.
GOVERNING LAW
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
BOOK-ENTRY PROCEDURES AND SETTLEMENT
The Depository Trust Company, or DTC, will act as securities depository for the notes. The notes will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. This means that certificates will not be issued to each holder of the notes. One or more certificates in fully registered form will be issued in an aggregate principal amount of the notes, and will be deposited with DTC. See “Description of debt securities of RGA — Book Entry Debt Securities” in the accompanying prospectus.
Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the notes upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

Description of the notes

So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the notes for purposes of the indenture. Therefore, except as set forth below, you will not be entitled to have notes registered in your name or to receive physical delivery of certificates representing the notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.
You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./ N.V., or its successor, as operator of the Euroclear System (“Euroclear”), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
As long as the notes are represented by the global securities, we will pay principal of and interest on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.
We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:
DTC
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its

Description of the notes

customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./ N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the notes. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.
Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.
Euroclear
Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.
Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the notes. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only

Description of the notes

on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.
Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.
Settlement
You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See “Description of debt securities of RGA— Book-Entry Debt Securities” in the accompanying prospectus.
REPORTS
We must file with the trustee copies of our annual reports and the information and other documents which we may be required to file with the SEC under Section 13 or Section 15(d) of the Securities Exchange Act of 1934. These documents must be filed with the trustee within 15 days after they are required to be filed with the SEC. We must also file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, additional information, documents and reports with respect to compliance by RGA with the conditions and covenants of the indenture, as may be required from time to time by such rules and regulations.

Description of the notes

ABOUT THE TRUSTEE
The Bank of New York Trust Company, N.A. is the indenture trustee, as successor to The Bank of New York, and will be the principal paying agent and registrar for the notes. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York or its affiliates. For example, The Bank of New York is a lender under our principal credit agreement, and The Bank of New York Trust Company, N.A. is the trustee, as successor to The Bank of New York, of the indentures relating to our 6.75% notes due 2011 and our 6.75% junior subordinated debentures due 2065 and for the trust and underlying junior subordinated debentures relating to our PIERS units, and provides other banking and financial services to us.
If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding PIERS units or junior subordinated debentures or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as a trustee, or resign.
The trustee may resign or be removed with respect to one or more series of debt securities under the indenture, and a successor trustee may be appointed to act with respect to such series.
MISCELLANEOUS
RGA will have the right at all times to assign any of its respective rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of RGA; provided that, in the event of any such assignment, RGA will remain liable for all of its respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

Material United States federal income tax consequences
The following is a summary of certain material U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes, but is not a complete analysis of all the potential tax consequences relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, which we refer to as the “IRS”, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
This summary is limited to holders who purchase notes for cash and who hold the notes as capital assets. This summary also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction. In addition, this summary does not address tax consequences applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	partnerships or other pass-through entities or investors in such entities;

•	banks, insurance companies or other financial institutions;

•	persons subject to the U.S. federal estate, gift or alternative minimum tax arising from the purchase, ownership or disposition of the notes;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	certain former citizens or long-term residents of the United States;

•	persons who hold the notes in connection with a straddle, hedging, conversion or other risk reduction transaction; or

•	persons deemed to sell the notes under the constructive sale provisions of the Code.
If a holder is an entity treated as a partnership for U.S. federal income tax purposes, the tax treatment of each partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. A holder that is a partnership, and partners in such a partnership, should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.
Investors considering the purchase of the notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Material United States federal income tax consequences

CONSEQUENCES TO NON-U.S. HOLDERS
The following is a summary of certain material U.S. federal income tax consequences that will apply to you if you are a non-U.S. holder of the notes. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of notes other than:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (1) the administration of the trust is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.
“Non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition of the notes and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences on the sale, exchange or other disposition of the notes.
Payments of Interest
Interest paid on a note to you will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding tax, provided that such interest income is not effectively connected with your conduct of a U.S. trade or business and provided that you:

•	do not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	are not a controlled foreign corporation for U.S. federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	are not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•	either (a) provide a Form W-8BEN (or a suitable substitute form) signed under penalties of perjury that includes your name and address and certifies as to your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that it has received such a Form W-8 (or a suitable substitute form) from you or a qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.
If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax unless you provides us with a properly executed IRS Form W-8BEN claiming an exemption from (or a reduction of) withholding under the benefit of a treaty.
If you are engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, you generally will not be subject to withholding

Material United States federal income tax consequences

if you comply with applicable IRS certification requirements (by delivering a properly executed IRS Form W-8ECI) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates in the same manner as if you were a U.S. holder. If you are eligible for the benefits of an income tax treaty between the U.S. and your country of residence, any interest income that is effectively connected with a U.S. trade or business will be subject to U.S. federal income tax in the manner specified by the treaty and generally will only be subject to such tax if such income is attributable to a permanent establishment (or a fixed base in the case of an individual) maintained by you in the U.S. and you claim the benefit of the treaty by properly submitting an IRS form W-8BEN. If you are a corporation, effectively connected income also may be subject to the additional branch profits tax, which generally is imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).
Sale, Exchange, Redemption, Repurchase or Other Taxable Disposition of the Notes
Any gain realized by you on the sale, exchange, redemption, repurchase or other taxable disposition of the notes generally will not be subject to U.S. federal income tax unless the gain is effectively connected with your conduct of a trade or business in the United States.
If you are engaged in a trade or business in the United States, and if gain realized on a sale, exchange redemption, repurchase or other taxable disposition of notes is effectively connected with the conduct of this trade or business, you generally will recognize gain or loss to the extent of the difference between (1) the sum of the cash and the fair market value of any property received on such disposition (except to the extent attributable to the payment of accrued and unpaid interest on the note, which generally will be taxed as ordinary income to the extent that you have not previously recognized this income), and (2) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note. Any such gain or loss you recognize upon such taxable disposition of a note will be capital gain or loss.
If you are a foreign corporation you are urged to consult your own tax advisors with respect to other tax consequences of the ownership and disposition of notes including the possible imposition of branch profits tax at a rate of 30% (or lower treaty rate).
Information Reporting and Backup Withholding
Information Reporting
The payment of interest to a non-U.S. holder is generally not subject to information reporting on IRS Form 1099, if applicable certification requirements (for example, by delivering a properly executed IRS Form W-8BEN) are satisfied. The payment of proceeds from the sale or other disposition of the notes by a broker to a non-U.S. holder generally is not subject to information reporting if:

•	the beneficial owner of the notes certifies the owner’s non-U.S. status under penalties of perjury (i.e., by providing a properly executed IRS Form W-8BEN), or otherwise establishes an exemption; or

•	the sale or other disposition of the notes is effected outside the United States by a foreign office, unless the broker is:

-	a U.S. person;

-	a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States;

-	a controlled foreign corporation for U.S. federal income tax purposes; or

Material United States federal income tax consequences

-	a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business.
In addition to the foregoing, we must report annually to the IRS and to each non-U.S. holder on IRS Form 1042-S the entire amount of interest paid to you. This information may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or other agreement.
Backup Withholding
Backup withholding (currently at a rate of 28%) is required only on payments that are subject to the information reporting requirements, discussed above, and only if other requirements are satisfied. Even if the payment of proceeds from the sale or other disposition of notes is subject to the information reporting requirements, the payment of proceeds from a sale or other disposition outside the United States will not be subject to backup withholding unless the payor has actual knowledge that the payee is a U.S. person. Backup withholding does not apply when any other provision of the Code requires withholding. For example, if interest payments are subject to the withholding tax described above under “—Payments of Interest” backup withholding will not also be imposed. Thus, backup withholding may be required on payments subject to information reporting, but not otherwise subject to withholding.
Backup withholding is not an additional tax. Any amount withheld from a payment to a non-U.S. holder under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.

Underwriting
Under the terms and subject to the conditions contained in an underwriting agreement dated March           , 2007, we have agreed to sell to the underwriters named below the following respective principal amounts of the notes:

Underwriters	Principal Amount

UBS Securities LLC	$

Credit Suisse Securities (USA) LLC

ABN AMRO Incorporated

Wachovia Capital Markets, LLC

Total		$300,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.
The underwriters propose to offer the notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a concession not to exceed           % of the aggregate principal amount of the notes. The underwriters may allow, and those dealers may reallow, a concession not to exceed           % of the aggregate principal amount of the notes. After the initial public offering the underwriters may change the public offering price and concession and discount to broker/dealers.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering.

Paid by RGA

Per Note		%

Total	$
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $          .
The notes are a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.
The underwriters and/or their affiliates have provided and in the future may provide investment banking, commercial banking, advisory, reinsurance and/or other financial services to us and our affiliates from time to time for which they have received and in the future may receive customary fees and expenses and may have entered into and in the future may enter into other transactions with us. In particular, affiliates of certain of the underwriters are lenders under our credit facilities, including our syndicated revolving credit facility, and therefore will receive a portion of the net proceeds from this offering through the repayment of borrowings under the facility.
We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.
In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Underwriting

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.
Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FMSA”)) received by it

Underwriting

in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FMSA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Legal matters
The validity of the notes will be passed upon for RGA by William L. Hutton, Esq., Vice President and Assistant General Counsel of RGA, and Bryan Cave LLP, St. Louis, Missouri. Jones Day, New York, New York, will pass upon the validity of the notes for the underwriters. Jones Day will rely upon the opinion of Mr. Hutton and Bryan Cave LLP as to certain matters of Missouri law. Mr. Hutton is paid a salary by RGA, is a participant in various employee benefit plans offered by RGA to employees of RGA generally and owns and has options to purchase shares of RGA common stock.

PROSPECTUS

$1,000,000,000
Reinsurance Group of America, Incorporated
Debt Securities, Preferred Stock, Depositary Shares, Common Stock,
Purchase Contracts, Warrants and Units
RGA Capital Trust III
RGA Capital Trust IV
Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed
on a Subordinated Basis as described in this Document by
Reinsurance Group Of America, Incorporated
32,243,539 Shares of Common Stock

Reinsurance Group of America, Incorporated and RGA Capital Trust III and RGA Capital Trust IV may offer up to $1,000,000,000 of the securities listed above, including units consisting of any two or more of such securities, from time to time.
Up to 32,243,539 shares of common stock may be sold from time to time in one or more offerings by MetLife, Inc. and its affiliates, our majority shareholder, as the selling shareholders named in the “Selling Shareholders” section of this prospectus, or their transferees.
When RGA, RGA Capital Trust III, RGA Capital Trust IV or the selling shareholders decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities by us or by the selling shareholders unless accompanied by a prospectus supplement and any applicable other offering material.
Investing in these securities involves risks. Consider carefully the risk factors beginning on page 1 of this prospectus.
We may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. The details of any such offering and the plan of distribution will be set forth in a prospectus supplement for such offering.
The selling shareholders or their transferees may offer and sell the shares of our common stock held by them or interests in the shares at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices in accordance with the plan of distribution described in this prospectus. We will not receive any of the proceeds from the sale of the shares, but we have agreed to bear the expenses of registration of the shares under Federal and state securities laws. See “Use of Proceeds,” “Selling Shareholders” and “Plan of Distribution.”
Our common stock is listed on The New York Stock Exchange under the symbol “RGA.” As of February 9, 2006, the closing price of our common stock was $47.75 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2006

Risk factors
Investing in securities offered by this prospectus involves certain risks. Any of the following risks could materially adversely affect our business, results of operations, or financial condition and could result in a loss of your investment.
RISKS RELATED TO OUR BUSINESS
A downgrade in our ratings or in the ratings of our insurance subsidiaries could adversely affect our ability to compete.
Ratings are an important factor in our competitive position. Rating organizations periodically review the financial performance and condition of insurers, including our insurance subsidiaries. These ratings are based on an insurance company’s ability to pay its obligations and are not directed toward the protection of investors. Rating organizations assign ratings based upon several factors. While most of the factors considered relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company’s control.
On August 2, 2005, A.M. Best affirmed our ratings, but revised the outlook for all ratings from “stable” to “negative” due to poor operating performance during the second quarter of 2005 and uncertainty regarding the future ownership of a majority of our outstanding common shares by MetLife, Inc., or “MetLife,” which is described below under “—MetLife is our majority shareholder and may retain a significant percentage of our outstanding common stock until the completion of any offering; its interests may differ from the interests of RGA and our securityholders.” On February 1, 2005, Standard & Poor’s placed our ratings and MetLife’s ratings on a “credit watch” with negative implications in response to MetLife’s announcement regarding its purchase of certain of the domestic and international life insurance subsidiaries of Citigroup Inc. We cannot predict what actions ratings agencies may take or the timing thereof, or what actions we may be required to take in response to the actions of rating agencies, which could adversely affect our business.
Any downgrade in the ratings of our insurance subsidiaries could adversely affect their ability to sell products, retain existing business, and compete for attractive acquisition opportunities. Ratings are subject to revision or withdrawal at any time by the assigning rating organization. A rating is not a recommendation to buy, sell or hold securities, and each rating should be evaluated independently of any other rating. We believe that the rating agencies consider the ratings of a parent company when assigning a rating to a subsidiary of that company. The ability of our subsidiaries to write reinsurance partially depends on their financial condition and is influenced by their ratings. In addition, a significant downgrade in the rating or outlook of RGA, among other factors, could adversely affect our ability to raise and then contribute capital to our subsidiaries for the purpose of facilitating their operations as well as the cost of capital. For example, the facility fee and interest rate for our credit facilities are based on our senior long-term debt ratings. A decrease in those ratings could result in an increase in costs for the credit facilities. Accordingly, we believe a ratings downgrade of RGA, or of our affiliates, could have a negative impact on our ability to conduct business.
We cannot assure you that any action taken by our ratings agencies would not result in a material adverse effect on our business and results of operations. In addition, it is unclear what impact, if any, a ratings change would have on the price of our securities in the secondary market.
Adverse mortality or morbidity experience may negatively affect our financial results.
Our reinsurance contracts expose us to mortality risk, which is the risk that the level of death claims may differ from that which we assumed in pricing our life, critical illness and annuity reinsurance contracts. Some of our reinsurance contracts expose us to morbidity risk, which is the risk that an insured person will become critically ill or disabled. Our risk analysis and underwriting processes are

Risk factors

designed with the objective of controlling the quality of the business and establishing appropriate pricing for the risks we assume. Among other things, these processes rely heavily on our underwriting, our analysis of mortality and morbidity trends and lapse rates, and our understanding of medical impairments and their impact on mortality or morbidity. We also rely on original underwriting decisions made by, and information provided to us from, our insurance company customers. We cannot assure you that these processes or those of our customers will adequately control business quality or establish appropriate pricing.
We expect mortality and morbidity experience to fluctuate somewhat from period to period, but believe they should remain fairly constant over the long term. Mortality or morbidity experience that is less favorable than the mortality or morbidity rates that we used in pricing a reinsurance agreement will negatively affect our net income because the premiums we receive for the risks we assume may not be sufficient to cover the claims. Furthermore, even if the total benefits paid over the life of the contract do not exceed the expected amount, unexpected increases in the incidence of deaths or illness can cause us to pay more benefits in a given reporting period than expected, adversely affecting our net income in any particular quarter or year.
RGA is a holding company, and our ability to pay principal, interest and/or dividends on securities is limited.
RGA is a holding company, with our principal assets consisting of the stock of our insurance company subsidiaries, and substantially all of our income is derived from those subsidiaries. Our ability to pay principal and interest on any debt securities or dividends on any preferred or common stock depends in part on the ability of our insurance company subsidiaries, our principal sources of cash flow, to declare and distribute dividends or to advance money to us in the form of intercompany loans. Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us. As of September 30, 2005, the amount of dividends that may be paid to us by those subsidiaries, without prior approval from regulators, was approximately $250.0 million. Covenants contained in some of our debt agreements and regulations relating to capital requirements affecting some of our more significant subsidiaries also restrict the ability of certain subsidiaries to pay dividends and other distributions and make loans to us. In addition, we cannot assure you that more stringent dividend restrictions will not be adopted, as discussed below under “—Our insurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.”
As a result of our holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of one of our insurance subsidiaries, all creditors of that subsidiary would be entitled to payment in full out of the assets of such subsidiary before we, as shareholder, would be entitled to any payment. Our subsidiaries would have to pay their direct creditors in full before our creditors, including holders of common stock, preferred stock or debt securities of RGA, could receive any payment from the assets of such subsidiaries.
If our risk management or investment strategy is not successful, we could suffer unexpected losses.
Risk management and the success of our investment strategy are crucial to the success of our business. In particular, we structure our investments to match our anticipated liabilities under reinsurance treaties to the extent we believe necessary. If our calculations with respect to these reinsurance liabilities are incorrect, or if we improperly structure our investments to match such liabilities, we could be forced to liquidate investments prior to maturity at a significant loss.

Risk factors

Our investment guidelines also permit us to invest up to 5% of our investment portfolio in below-investment grade fixed income securities. While any investment carries some risk, the risks associated with lower-rated securities are greater than the risks associated with investment grade securities. The risk of loss of principal or interest through default is greater because lower-rated securities are usually unsecured and are often subordinated to an issuer’s other obligations. Additionally, the issuers of these securities frequently have high debt levels and are thus more sensitive to difficult economic conditions, individual corporate developments and rising interest rates which could impair an issuer’s capacity or willingness to meet its financial commitment on such lower-rated securities. As a result, the market price of these securities may be quite volatile, and the risk of loss is greater.
The success of any investment activity is affected by general economic conditions, which may adversely affect the markets for interest-rate-sensitive securities and equity securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected volatility or illiquidity in the markets in which we directly or indirectly hold positions could adversely affect us.
MetLife is our majority shareholder and may retain a significant percentage of our outstanding common stock until the completion of any offering; its interests may differ from the interests of RGA and our securityholders.
At January 31, 2006, MetLife was the beneficial owner of approximately 53.0% of our outstanding common stock. On April 25, 2005, MetLife disclosed that it continuously evaluates our businesses and prospects, alternative investment opportunities and other factors deemed relevant in determining whether additional shares of our common stock will be acquired by MetLife or whether it will dispose of shares of our common stock. Additionally, it indicated that, at any time, depending on market conditions, the trading prices for our common stock, the actions taken by our board of directors, alternative investment opportunities and the outlook for RGA, MetLife may acquire additional shares of our common stock or may dispose of some or all of the shares of our common stock beneficially owned by MetLife, Inc., in either case in the open market, in privately negotiated transactions or otherwise. In this connection, MetLife announced on January 31, 2005 that, in connection with its proposed acquisition of Travelers Life and Annuity, it would consider financing that acquisition in part with the proceeds of selected asset sales, including some or all of the shares of our common stock beneficially owned by it. On April 22, 2005, MetLife announced that it was no longer considering selling some or all of these shares for the purpose of financing the acquisition.
As a result of MetLife’s ownership position, until it completes any disposition of some or all of the 32,243,539 shares of our common stock beneficially owned by it, MetLife will continue to have the ability to significantly influence matters requiring shareholder approval, including without limitation, the election and removal of directors, and mergers, acquisitions, changes of control of our company and sales of all or substantially all of our assets. In the event MetLife retains significant share ownership, it would continue to be a substantial shareholder and control voting power that would allow it to prevent certain amendments to our articles of incorporation, which means that MetLife could continue to exert significant, although reduced, influence on us. In addition, at least so long as it is our majority shareholder, MetLife is required to consolidate our results of operations into MetLife’s financial statements. As a result, our board of directors, including the members who are also employed by or affiliated with MetLife, may consider not only the short-term and long-term impact of operating decisions on us, but also the impact of such decisions on MetLife and its affiliates.
Your interests as a holder of our securities may conflict with the interests of MetLife, and the price of our common stock or other securities could be adversely affected by this influence or by the perception that MetLife may seek to sell shares of common stock in the future.

Risk factors

Interest rate fluctuations could negatively affect the income we derive from the difference between the interest rates we earn on our investments and interest we pay under our reinsurance contracts.
Significant changes in interest rates expose reinsurance companies to the risk of not earning income or experiencing losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts. Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our reinsurance contracts that have cash values. However, we may not have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates on our reinsurance contracts. During periods of falling interest rates, our investment earnings will be lower because new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on our reinsurance contracts that have cash values. While we develop and maintain asset/liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, we cannot assure you that changes in interest rates will not affect our interest rate spreads.
Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.
Natural disasters, catastrophes, and disasters caused by humans, including the threat of terrorist attacks and related events, epidemics and pandemics may adversely affect our business and results of operations.
Natural disasters and terrorist attacks, as well as epidemics and pandemics, can adversely affect our business and results of operations because they accelerate mortality risk. The terrorist attacks on the United States and in other parts of the world and the threat of future attacks may have a continuing negative impact on our business. We cannot assure you that there will not be further terrorist attacks on the United States or other parts of the world. Political and economic instability in some regions of the world may also result and could negatively impact our business.
We believe our reinsurance programs are sufficient to reasonably limit our net losses for individual life claims relating to potential future natural disasters and terrorist attacks. However, the consequences of further natural disasters, terrorist attacks, armed conflicts, epidemics and pandemics are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business.
We operate in a highly competitive industry, which could limit our ability to gain or maintain our market share in the industry.
The reinsurance industry is highly competitive, and we encounter significant competition in all lines of business from other reinsurance companies, as well as competition from other providers of financial services. Our competitors vary by geographic market. We believe our primary competitors in the U.S. life reinsurance market are currently Transamerica Occidental Life Insurance Company, a subsidiary of Aegon, N.V., Swiss Re Life of America, Munich American Reinsurance Company and Scottish Re Group. We believe our primary competitors in the international life reinsurance markets are Swiss Re Life and Health Ltd., General Re, Munich Reinsurance Company and Hannover Reinsurance. Many of our competitors have greater financial resources than we do. Our ability to compete depends on, among other things, our ability to maintain strong financial strength ratings from rating agencies, pricing and other terms and conditions of reinsurance agreements, and our reputation, service, and

Risk factors

experience in the types of business that we underwrite. However, competition from other reinsurers could adversely affect our competitive position.
Our target market is large life insurers. We compete based on the strength of our underwriting operations, insights on mortality trends based on our large book of business, and responsive service. We believe our quick response time to client requests for individual underwriting quotes and our underwriting expertise are important elements to our strategy and lead to other business opportunities with our clients.
We are currently transplanting our strategy in North America to other international locations and expect to support our North American clients as they expand internationally. Our business will be adversely affected if we are unable to maintain these competitive advantages or if our international strategy is not successful.
Tax law changes or a prolonged economic downturn could reduce the demand for some insurance products, which could adversely affect our business.
Under the Internal Revenue Code of 1986, income tax payable by policyholders on investment earnings is deferred during the accumulation period of some life insurance and annuity products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, by the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. Congress has adopted legislation to reduce, and ultimately eliminate, the estate tax. Under this legislation, our life insurance company customers will face reduced demand for some of their life insurance products, which in turn could negatively affect our reinsurance business. We cannot predict what future tax initiatives may be proposed and enacted that could affect us.
In addition, a general economic downturn or a downturn in the equity and other capital markets could adversely affect the market for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the market for annuities or life insurance were adversely affected. In addition, the market for annuity reinsurance products is currently not well developed, and we cannot assure you that such market will develop in the future.
The availability and cost of collateral, including letters of credit, asset trusts and other credit facilities, could adversely affect our financial condition, operating costs, and new business volume.
We reinsure, or retrocede, business to affiliated and unaffiliated offshore reinsurers to reduce the amount of regulatory reserves and capital we are required to hold in various jurisdictions, including the United States. A regulation in the U.S., commonly referred to as “Regulation XXX,” has significantly increased the level of regulatory, or statutory, reserves that U.S. life insurance and life reinsurance companies must hold on their statutory financial statements for various types of life insurance business, primarily certain level term life products. The reserve levels required under Regulation XXX increase over time and are normally in excess of reserves required under generally accepted accounting principles. The degree to which these reserves will increase and the ultimate level of reserves will depend upon the mix of our business and future production levels in the United States. Based on the assumed rate of growth in our current business plan, and the increasing level of regulatory reserves associated with some of this business, we expect the amount of required regulatory reserves to grow significantly.

Risk factors

In order to reduce the impact of Regulation XXX, our principal U.S. operating subsidiary, RGA Reinsurance, has retroceded Regulation XXX-related business to affiliated and unaffiliated reinsurers. As a general matter, for us to reduce regulatory reserves on business that we retrocede, including Regulation XXX related business, the affiliated or unaffiliated offshore reinsurer must provide an equal amount of collateral, usually in the form of a letter of credit from a commercial bank or by placing assets in trust for our benefit.
In connection with these reserve requirements, we face the following risks:

•	The availability of collateral and the related cost of such collateral in the future could affect the type and volume of business we reinsure and could increase our costs.

•	We may need to raise additional capital to support higher regulatory reserves, which could increase our overall cost of capital.

•	If we, or our reinsurers, are unable to obtain or provide sufficient collateral to support our statutory ceded reserves, we may be required to increase regulatory reserves. In turn, this reserve increase could significantly reduce our statutory capital levels and adversely affect our ability to satisfy required regulatory capital levels that apply to us, unless we are able to raise additional capital to contribute to our operating subsidiaries.

•	Because term life insurance is a particularly price-sensitive product, any increase in insurance premiums charged on these products by life insurance companies, in order to compensate them for the increased statutory reserve requirements or higher costs of insurance they face, may result in a significant loss of volume in their, and as a result, our life reinsurance operations.
We cannot assure you that we will be able to implement actions to mitigate the impact of increasing regulatory reserve requirements.
We could be forced to sell investments at a loss to cover policyholder withdrawals, recaptures of reinsurance treaties or other events.
Some of the products offered by our insurance company customers allow policyholders and contract holders to withdraw their funds under defined circumstances. Our insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities under reinsurance treaties with these customers. While our insurance subsidiaries own a significant amount of liquid assets, a portion of their assets are relatively illiquid. Unanticipated withdrawal or surrender activity could, under some circumstances, require our insurance subsidiaries to dispose of assets on unfavorable terms, which could have an adverse effect on us. Reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually ten years, subject to various conditions.
Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers and a charge for costs that we deferred when we acquired the business but are unable to recover upon recapture. Under some circumstances, payments to our insurance company customers could require our insurance subsidiaries to dispose of assets on unfavorable terms.
Our insurance subsidiaries are highly regulated, and changes in these regulations could negatively affect our business.
Our insurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative

Risk factors

power to regulate many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders or holders of debt securities. Moreover, insurance laws and regulations, among other things, establish minimum capital requirements and limit the amount of dividends, tax distributions, and other payments our insurance subsidiaries can make without prior regulatory approval, and impose restrictions on the amount and type of investments we may hold. The State of Missouri also regulates RGA as an insurance holding company.
Recently, insurance regulators have increased their scrutiny of the insurance regulatory framework in the United States and some state legislatures have considered or enacted laws that alter, and in many cases increase, state authority to regulate insurance holding companies and insurance companies. In light of recent legislative developments, the National Association of Insurance Commissioners, or “NAIC”, and state insurance regulators have begun re-examining existing laws and regulations, specifically focusing on insurance company investments and solvency issues, guidelines imposing minimum capital requirements based on business levels and asset mix, interpretations of existing laws, the development of new laws, the implementation of nonstatutory guidelines, and the definition of extraordinary dividends, including a more stringent standard for allowance of extraordinary dividends. We are unable to predict whether, when or in what form Missouri will enact a new measure for extraordinary dividends, and we cannot assure you that more stringent restrictions will not be adopted from time to time in other jurisdictions in which our insurance subsidiaries are domiciled, which could, under certain circumstances, significantly reduce dividends or other amounts payable to us by our subsidiaries unless they obtain approval from insurance regulatory authorities. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule-making in the United States or elsewhere may have on our financial condition or operations.
We are exposed to foreign currency risk.
We have foreign currency risk on business and investments denominated in foreign currencies to the extent that the exchange rates of the foreign currencies are subject to adverse change over time. Approximately 35% of our revenues and 33% of our fixed maturity securities available for sale were denominated in currencies other than the U.S. dollar as of and for the nine months ended September 30, 2005.
Fluctuations in exchange rates can negatively or positively affect premiums and earnings. We generally hold fixed-maturity investments denominated in foreign currencies as a natural hedge against liabilities based in those currencies. We generally do not hedge the foreign currency exposure associated with our net investments in foreign subsidiaries due to the long-term nature of these investments. We cannot predict whether exchange rate fluctuations will significantly harm our operations or financial results in the future.
Acquisitions and significant transactions involve varying degrees of inherent risk that could affect our profitability.
We have made, and may in the future make, strategic acquisitions, either of selected blocks of business or other companies. Acquisitions may expose us to operational challenges and risks, including:

•	the ability to integrate the acquired business operations and data with our systems;

•	the availability of funding sufficient to meet increased capital needs;

•	the ability to hire management personnel required for expanded operations;

Risk factors

•	the ability to fund cash flow shortages that may occur if anticipated revenues are not realized or are delayed, whether by general economic or market conditions or unforeseen internal difficulties; and

•	the possibility that the value of investments acquired in an acquisition, may be lower than expected or may diminish due to credit defaults or changes in interest rates and that liabilities assumed may be greater than expected (due to, among other factors, less favorable than expected mortality or morbidity experience).
A failure to successfully manage the operational challenges and risks associated with or resulting from significant transactions, including acquisitions, could adversely affect our financial condition or results of operations.
We depend on the performance of others, and their failure to perform in a satisfactory manner would negatively affect us.
In the normal course of business, we seek to limit our exposure to losses from our reinsurance contracts by ceding a portion of the reinsurance to other insurance enterprises or reinsurers. We cannot assure you that these insurance enterprises or reinsurers will be able to fulfill their obligations to us. As of December 31, 2004, the reinsurers participating in our retrocession facilities were rated “B++”, the fifth highest rating out of fifteen possible ratings, or better by the A.M. Best Company. We are also subject to the risk that our clients will be unable to fulfill their obligations to us under our reinsurance agreements with them.
We use the services of third-party investment managers to manage specialty assets where our investment management expertise is limited. We rely on these investment managers to provide investment advice and execute investment transactions that are within our investment policy guidelines. Poor performance on the part of our outside investment managers could negatively affect our financial performance.
For some reinsurance agreements, the ceding company withholds and legally owns and manages assets equal to the net statutory reserves, and we reflect these assets as funds withheld at interest on our balance sheet. In the event that a ceding company were to become insolvent, we would need to assert a claim on the assets supporting our reserve liabilities. We attempt to mitigate our risk of loss by offsetting amounts for claims or allowances that we owe the ceding company with amounts that the ceding company owes to us. We are subject to the investment performance on the withheld assets, although we do not directly control them. To mitigate some of this risk, we help to set, and monitor compliance with, the investment guidelines followed by these ceding companies. However, to the extent that such investment guidelines are not appropriate, or the ceding companies do not adhere to those guidelines, our risk of loss could increase, which could materially adversely affect our financial condition and results of operations. During 2004, interest earned on funds withheld represented 4.9% of our consolidated revenues. Funds withheld at interest totaled $3,277.8 million at September 30, 2005 and $2,734.7 million as of December 31, 2004.
As with all financial services companies, our ability to conduct business depends on consumer confidence in the industry and our financial strength. Actions of competitors, and financial difficulties of other companies in the industry, and related adverse publicity, could undermine consumer confidence and harm our reputation.

Risk factors

Our obligations to pay claims, including settlements or awards, on closed or discontinued lines of business may exceed the reserves we have established to cover such claims and may require us to establish additional reserves, which would reduce our net income.
As of December 31, 1998, we formally reported our accident and health division as a discontinued operation. The accident and health operation was placed into run-off, and all treaties were terminated at the earliest possible date. The nature of the underlying risks is such that the claims may take years to reach the reinsurers involved. Accordingly, we expect to pay claims out of existing reserves over a number of years as the level of business diminishes. We are a party to a number of disputes relating to the accident and health operation, some of which are currently in arbitration or may be subject to arbitration in the future. We have established reserves for some of these treaties based upon our estimates of the expected claims, including settlement or arbitration outcomes. As of September 30, 2005, the parties involved in these actions have raised claims, or established reserves that may result in claims, in the amount of $21.5 million, which is $20.8 million in excess of the amount we held as reserves.
In a number of cases, however, we are unable to determine our potential liability, if any, because of insufficient claims information. We are currently auditing ceding companies which have indicated that they anticipate asserting claims in the future against us, related to personal accident and workers’ compensation carve-out business, that are $8.6 million in excess of the amounts we have reserved for these claims, and we cannot assure you that exposure associated with this discontinued line of business will not exceed reserved amounts. If the amount of claims, including awards or settlements, resulting from this discontinued line of business, exceeds our current reserves, we may incur future charges to pay these claims and may need to establish additional reserves. It is possible that an adverse outcome could, from time to time, have a material adverse effect on our consolidated net income or cash flows in particular quarterly or annual periods.
We have risks associated with our international operations.
In 2004, approximately 26.2% of our net premiums and $44.3 million of income from continuing operations before income taxes came from our operations in Europe, South Africa and Asia Pacific. For the first nine months of 2005, approximately 28.9% of our net premiums and $46.0 million of income from continuing operations before income taxes came from international operations. One of our strategies is to grow these international operations. International operations subject us to various inherent risks. In addition to the regulatory and foreign currency risks identified above, these risks include the following:

•	managing the growth of these operations effectively, particularly given how fast they have grown and are expected to grow;

•	changes in mortality and morbidity experience and the supply and demand for our products that are specific to these markets and that may be difficult to anticipate;

•	uncertainty arising out of foreign government sovereignty over our international operations; and

•	potentially uncertain or adverse tax consequences, including regarding the repatriation of earnings from our non-U.S. subsidiaries.
We cannot assure you that we will be able to manage these risks effectively or that they will not have an adverse impact on our business, financial condition or results of operations.

Risk factors

RISKS RELATED TO OWNERSHIP OF OUR COMMON STOCK
The market price for our common stock may be highly volatile.
The market price for our common stock has fluctuated, ranging between $40.76 and $49.15 per share for the 52 weeks ended February 9, 2006. The overall market and the price of our common stock may continue to be volatile. There may be a significant effect on the market price for our common stock due to, among other things:

•	changes in investors’ and analysts’ perceptions of the risks and conditions of our business, including those that may result from MetLife’s possible sale of some or all of the 32,243,539 shares of our common stock it owns and from MetLife potentially ceasing to be our majority shareholder;

•	the size of the public float of our common stock, including as a result of factors in connection with MetLife’s possible sale of some or all of the 32,243,539 shares of our common stock;

•	the announcement of acquisitions by us or our competitors;

•	variations in our anticipated or actual operating results or the results of our competitors;

•	fluctuations in foreign currency exchange rates;

•	regulatory developments;

•	market conditions; and

•	general economic conditions.
Future sales of our common stock or other securities may dilute the value of the common stock.
Our board of directors has the authority, without action or vote of the shareholders, to issue any or all authorized but unissued shares of our common stock, including securities convertible into or exchangeable for our common stock and authorized but unissued shares under our stock option and other equity compensation plans. In the future, we may issue such additional securities, through public or private offerings, in order to raise additional capital. Any such issuance will dilute the percentage ownership of shareholders and may dilute the per share projected earnings or book value of the common stock. In addition, option holders may exercise their options at any time when we would otherwise be able to obtain additional equity capital on more favorable terms.
Limited trading volume of our common stock may contribute to its price volatility.
Our common stock is traded on the New York Stock Exchange. During the twelve months ended February 6, 2006 the average daily trading volume for our common stock as reported by the NYSE was 214,932 shares. In the event MetLife disposes of some or all of its ownership stake in us, we expect our shares to be more widely held. However, even if there is a wider dissemination as a result of an offering of our common stock under this prospectus, we are uncertain as to whether a more active trading market in our common stock will develop. As a result, relatively small trades may have a significant impact on the price of our common stock.
Our articles of incorporation, bylaws and Missouri law may limit the ability of our shareholders to change our direction or management, even if they believe such a change would be beneficial.
Our articles of incorporation, bylaws and Missouri law contain certain provisions that make it more difficult for our shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions may discourage certain types of transactions that involve an actual or

Risk factors

threatened change of control. While these provisions are designed to encourage persons seeking to acquire control to negotiate with our board of directors, they could have the effect of discouraging a prospective purchaser from making a tender offer or otherwise attempting to obtain control and may prevent a shareholder from receiving the benefit of any premium over the market price of our common stock offered by a bidder in a potential takeover.
In particular, our articles of incorporation, bylaws and Missouri law:

•	restrict various types of business combinations with significant shareholders;

•	provide for a classified board of directors;

•	limit the right of shareholders to remove directors or change the size of the board of directors;

•	limit the right of shareholders to fill vacancies on the board of directors;

•	limit the right of shareholders to call a special meeting of shareholders or propose other actions;

•	require unanimity for shareholders to act by written consent, in accordance with Missouri law;

•	require a higher percentage of shareholders than would otherwise be required under Missouri law to amend, alter, change or repeal some of the provisions of our articles of incorporation;

•	provide that our bylaws may be amended only by the majority vote of the entire board of directors, and shareholders will not be able to amend the bylaws without first amending the articles of incorporation; and

•	authorize the issuance of preferred stock with any voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such rights as may be specified by our board of directors, without shareholder approval.
Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging changes in management and takeover attempts in the future.
Applicable insurance laws may make it difficult to effect a change of control of RGA.
Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commission of the state where the domestic insurer is domiciled. Missouri insurance laws and regulations provide that no person may acquire control of us, and thus indirect control of our Missouri insurance subsidiaries, including RGA Reinsurance Company, unless:

•	such person has provided certain required information to the Missouri Department of Insurance and

•	such acquisition is approved by the Director of Insurance of the State of Missouri, whom we refer to as the Missouri Director of Insurance, after a public hearing.
Under Missouri insurance laws and regulations, any person acquiring 10% or more of the outstanding voting securities of a corporation, such as our common stock, is presumed to have acquired control of that corporation and its subsidiaries.
Canadian federal insurance laws and regulations provide that no person may directly or indirectly acquire “control” of or a “significant interest” in our Canadian insurance subsidiary, RGA Life Reinsurance Company of Canada, unless:

•	such person has provided information, material and evidence to the Canadian Superintendent of Financial Institutions as required by him, and

•	such acquisition is approved by the Canadian Minister of Finance.

Risk factors

For this purpose, “significant interest” means the direct or indirect beneficial ownership by a person, or group of persons acting in concert, of shares representing 10% or more of a given class. “Control” of an insurance company exists when:

•	a person, or group of persons acting in concert, beneficially owns or controls an entity that beneficially owns securities, such as our common stock, representing more than 50% of the votes entitled to be cast for the election of directors and such votes are sufficient to elect a majority of the directors of the insurance company, or

•	a person has any direct or indirect influence that would result in control in fact of an insurance company.
Prior to granting approval of an application to directly or indirectly acquire control of a domestic or foreign insurer, an insurance regulator may consider such factors as the financial strength of the applicant, the integrity of the applicant’s board of directors and executive officers, the applicant’s plans for the future operations of the domestic insurer and any anti-competitive results that may arise from the consummation of the acquisition of control.

About this prospectus
This prospectus is part of a registration statement that we and RGA Capital Trust III and RGA Capital Trust IV, which we refer to as the “RGA trusts,” filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $1,000,000,000 or the equivalent of this amount in foreign currencies or foreign currency units. In addition, the selling shareholders may sell some or all of their shares of common stock in one or more transactions from time to time pursuant to the registration statement of which this prospectus forms a part.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”
We are not offering the securities in any state where the offer is prohibited.
You should rely only on the information provided in this prospectus, in any prospectus supplement and in any other offering material, including the information incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

Where you can find more information
RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “RGA,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available
Where to Get it

Paper copies of information	SEC’s Public Reference Room 100 F. Street, N.E., Room 1580 Washington, D.C. 20549 The New York Stock Exchange 20 Broad Street New York, New York 10005
On-line information, free of charge	SEC’s Internet website at http://www.sec.gov
Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330
We and the RGA trusts have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investor Relations— SEC filings.” Information contained in our Internet website does not constitute a part of this prospectus.

Incorporation of certain documents by reference
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.
This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2004, as amended by an amendment filed on Form 10-K/A.

•	Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2005, June 30, 2005 and September 30, 2005.

•	Our Current Reports on Form 8-K filed with the SEC on March 8, 2005, April 25, 2005 (other than the items furnished under Items 2.02 and 7.01 and Exhibit 99.1), October 3, 2005, December 1, 2005, December 9, 2005, December 13, 2005, January 30, 2006 (other than the items furnished under Items 2.02, 7.01 and 9.01 and Exhibit 99.1) and February 10, 2006.

•	The description of our common stock contained in our Registration Statement on Form 8-A dated April 6, 1993, as amended by Amendment No. 1 on Form 8-A/ A dated April 27, 1993, as updated by our Current Report on Form 8-K filed with the SEC on September 10, 2004.
We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.
For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superceded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.
You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:
Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
Attention: Jack B. Lay
Executive Vice President and Chief Financial Officer
(636) 736-7000

Cautionary statement regarding forward-looking statements
This document contains or incorporates by reference a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among others:

•	projections of our earnings, revenues, income or loss, or capital expenditures;

•	our plans for future operations and financing needs or plans; and

•	assumptions relating to the foregoing.
The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions also are intended to identify forward-looking statements.
These forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

•	changes in our financial strength and credit ratings or those of MetLife, and the effect of such changes on our future results of operations and financial condition;

•	adverse changes in mortality, morbidity and claims experience;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	competitive factors and competitors’ responses to our initiatives;

•	changes in laws, regulations and accounting standards applicable to us, our subsidiaries or our business;

•	regulatory action that may be taken by State Departments of Insurance with respect to us, MetLife or its regulated subsidiaries;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the stability of and actions by governments and economies in the markets in which we operate;

•	the success of our clients;

Cautionary statement regarding forward-looking statements

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance businesses that we acquire;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations;

•	risks related to MetLife’s ownership of and influence on us; and

•	other risks and uncertainties described under the caption “Risk Factors” and elsewhere in this prospectus and in any prospectus supplement and in our other filings with the Securities and Exchange Commission.
If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.
These forward-looking statements speak only as of the date on which they are made. We may not update these forward-looking statements, even though our situation may change in the future, unless we are obligated under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of our forward-looking statements by these cautionary statements.

Information about RGA
We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide reinsurance of non-traditional business including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. As of September 30, 2005, we had approximately $15.4 billion in consolidated assets.
Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

•	reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single life or risk;

•	transfer mortality risk, thus reducing volatility in the ceding company’s operating results;

•	assist the ceding company to meet applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.
We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance and RGA Canada, as well as investments in several other subsidiaries.
We have five main operational segments segregated primarily by geographic region: United States, Canada, Europe and South Africa, Asia Pacific, and Corporate and Other. Our United States operations provide traditional life reinsurance and asset-intensive and financial reinsurance to domestic clients. Asset-intensive products include reinsurance of corporate-owned life insurance and reinsurance of annuities. Our Canada operations provide insurers with traditional reinsurance as well as assistance with capital management activity. Our Europe and South Africa and Asia Pacific operations provide primarily traditional life and critical illness reinsurance. Corporate and Other operations include investment income from invested assets not allocated to support segment operations and undeployed proceeds from our capital raising efforts, unallocated realized investment gains and losses, and the results of the AFJP business, which is currently in run-off, an insignificant amount of direct insurance operations in Argentina and RGA Technology Partners, a wholly-owned subsidiary that develops and markets technology solutions for the insurance industry.
On January 6, 2000, Metropolitan Life Insurance Company acquired 100% of GenAmerica Financial Corporation (our predecessor parent), including its beneficial ownership of RGA shares (which was approximately 48% at December 31, 1999). On November 13, 2003, MetLife acquired 3,000,000 additional shares of our common stock pursuant to a public offering by us of 12,075,000 shares. These acquisitions, together with direct investments in RGA, made MetLife our majority shareholder, with beneficial ownership of approximately 53.0% of all outstanding shares as of January 31, 2006.
Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and its telephone number is (636) 736-7000.
In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated.
This prospectus provides you with a general description of the securities we, the RGA trusts or the selling shareholders may offer. Each time we or either of the RGA trusts sell securities, we will provide

Information about RGA

a prospectus supplement or other offering material that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement or other offering material may also add, update or supplement information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any other offering material, together with additional information described under the heading “Where You Can Find More Information” on page 14.

Information about the RGA trusts
Each of the RGA trusts is a statutory trust formed under Delaware law. Each RGA trust exists for the exclusive purposes of:

•	issuing and selling its preferred securities and common securities;

•	using the proceeds from the sale of its preferred securities and common securities to acquire RGA’s junior subordinated debt securities; and

•	engaging in only those other activities that are related to those purposes.
All of the common securities of each trust will be directly or indirectly owned by RGA. The common securities will rank equally, and payments will be made proportionally, with the preferred securities. However, if an event of default under the amended and restated trust agreement of the respective RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. We will directly or indirectly acquire common securities in an amount equal to at least 3% of the total capital of each RGA trust. The preferred securities will represent the remaining 97% of such trusts’ capital.
RGA will guarantee the preferred securities of each RGA trust as described later in this prospectus.
Unless otherwise specified in the applicable prospectus supplement or other offering material, each RGA trust has a term of up to 55 years but may terminate earlier, as provided in its amended and restated trust agreement. Each RGA trust’s business and affairs will be conducted by the trustees appointed by us. According to the amended and restated trust agreement of each RGA trust, as the holder of all of the common securities of an RGA trust, we can increase or decrease the number of trustees of each trust, subject to the requirement under Delaware law that there be a trustee in the State of Delaware and to the provisions of the Trust Indenture Act of 1939. The amended and restated trust agreement will set forth the duties and obligations of the trustees. A majority of the trustees of each RGA trust will be employees or officers of or persons who are affiliated with RGA, whom we refer to as “administrative trustees.”
One trustee of each RGA trust will be an institution, which we refer to as the “property trustee,” that is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, under the terms of the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the property trustee will maintain exclusive control of a segregated, non-interest bearing “payment account” established with The Bank of New York to hold all payments made on the junior subordinated debt securities for the benefit of the holders of the trust securities of each RGA trust. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one trustee of each RGA trust will be an institution having a principal place of business in, or a natural person resident of, the State of Delaware, which we refer to as the “Delaware trustee.” As the direct or indirect holder of all of the common securities, RGA will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each RGA trust, except that if an event of default under the junior subordinated indenture has occurred and is continuing, only the holders of preferred securities may remove the Delaware trustee or the property trustee. RGA will pay all fees and expenses related to the RGA trust and the offering of the preferred securities and the common securities.
Unless otherwise specified in the applicable prospectus supplement or other offering material, the property trustee for each RGA trust will be The Bank of New York. Unless otherwise specified in the

Information about the RGA trusts

applicable prospectus supplement, the Delaware trustee for each RGA trust will be The Bank of New York (Delaware), an affiliate of The Bank of New York, and its address in the state of Delaware is White Clay Center, Route 273, Newark, Delaware 19771. The principal place of business of each RGA trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.
The RGA trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons provided in the amended and restated trust agreement and summarized above. Unless otherwise provided in the applicable prospectus supplement or other offering material, RGA will pay all fees and expenses related to each RGA trust and the offering of its preferred securities, including the fees and expenses of the trustee.

Use of proceeds
Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by any RGA trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the RGA trusts for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.
We will not receive any proceeds from any sales of our common stock by the selling shareholders. Pursuant to a registration rights agreement with MetLife, all expenses incurred with registering the shares of common stock owned by the selling shareholders, which will be described in the prospectus supplement for any such offering, will be borne by us. However, we will not be obligated to pay any underwriting fees, discounts or commissions in connection with the registration and sale by the selling shareholders.

Ratio of earnings to fixed charges and ratio of combined fixed charges and preference dividends to earnings
The following table sets forth RGA’s ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.
For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.
The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years ended December 31,					Nine Months Ended
						September 30,
	2000	2001	2002	2003	2004	2005

Ratio of earnings to fixed charges	2.4	1.5	2.2	2.2	2.5	2.3

Ratio of earnings to fixed charges excluding interest credited under reinsurance contracts	9.9	4.3	6.1	7.9	10.0	8.8

Description of the securities we may offer
We may issue from time to time, in one or more offerings, the following securities:

•	debt securities, which may be senior, subordinated or junior subordinated;

•	shares of common stock;

•	shares of preferred stock;

•	depositary shares;

•	warrants exercisable for debt securities, common stock or preferred stock;

•	purchase contracts; or

•	purchase units.
This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 14 and 15.
The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

Description of debt securities of RGA
The following description of the terms of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be either our senior debt securities or subordinated debt securities, or our junior subordinated debt securities, which may, but need not be, issued in connection with the issuance by an RGA trust of its trust preferred securities.
The Indentures
The senior debt securities will be issued in one or more series under a Senior Indenture, dated as of December 19, 2001, between us and The Bank of New York, as trustee. The subordinated debt securities will be issued in one or more series under a subordinated indenture, to be entered into by us with a financial institution as trustee. The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, dated as of December 18, 2001, between us and The Bank of New York, as trustee. The statements herein relating to the debt securities and the indentures are summaries and are subject to the detailed provisions of the applicable indenture. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939. The description of the indentures set forth below assumes that we have entered into the indentures. We will execute the subordinated indenture when and if we issue senior or subordinated debt securities. We will execute the junior subordinated indenture when and if we issue junior subordinated debt securities in connection with the issuance by an RGA trust of its preferred securities. See “Description of Preferred Securities of the RGA Trusts” below.
General
The indentures do not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indentures up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indentures will not limit the amount of other secured or unsecured debt that we may incur or issue.
The debt securities will be our unsecured general obligations. The senior debt securities will rank with all our other unsecured and unsubordinated obligations. Unless otherwise specified in the applicable prospectus supplement or other offering material, the subordinated debt securities will be subordinated and junior in right of payment to all our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to one of the RGA trusts will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities issued under the senior or subordinated indenture to the extent and in the manner set forth in the junior subordinated indenture. See “—Subordination under the Subordinated Indenture and the Junior Subordinated Indenture,” beginning on page 32. The indentures will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.
We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating

Description of debt securities of RGA

subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.
Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of September 30, 2005, our consolidated indebtedness aggregated approximately $561.5 million, all of which was senior unsecured indebtedness that will rank equally with any future senior debt securities, and our subsidiaries had approximately $12.6 billion of outstanding liabilities, including $53.1 million of outstanding indebtedness, that effectively ranks and would rank senior to our current and future senior debt securities, unless the senior debt securities are guaranteed on a senior basis by these subsidiaries. At that time, we also had a carrying value of approximately $225.0 million of junior subordinated indebtedness that we had issued to RGA Capital Trust I in connection with its issuance of our Trust PIERS® units in December 2001, which will rank at least equally with any other junior subordinated debt that we might issue in the future, but which is subordinated and junior in right of payment to our current and future senior and subordinated debt securities. On December 8, 2005, we completed an offering of $400 million of junior subordinated debentures due 2065, which are junior to the junior subordinated indebtedness that we had issued in connection with the Trust PIERS® units. We will disclose material changes to these amounts in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.
The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of each indenture).
Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.
None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of each indenture).
Form and Denominations
Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of each indenture).
Global Debt Securities
Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other

Description of debt securities of RGA

offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.
Special Investor Considerations for Global Securities. Under the terms of the indentures, our obligations with respect to the debt securities, as well as the obligations of each trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.
An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.
Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.
Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.
The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of each indenture).
A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Description of debt securities of RGA

Original Issue Discount Securities
Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.
Indexed Securities
If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.
Foreign Currencies
If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.
Payment
Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of each indenture).
Payment of Interest With Respect to Registered Debt Securities
Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of each indenture).
Transfer and Exchange
Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities in registered form will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of each indenture).
Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers
We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the

Description of debt securities of RGA

obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of each indenture; and

•	immediately after the transaction, there is no event of default under each indenture. (Section 10.1 of each indenture).
Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under each indenture. (Section 10.2 of each indenture).
Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.
Option to Extend Interest Payment Period
If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

Description of debt securities of RGA

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any RGA trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an RGA trust.
Prior to the termination of any extension period, as long as no event of default under the applicable indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.
Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, or in the case of the senior and subordinated debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVIII of the subordinated and junior subordinated indentures).
Modification or Amendment of the Indentures
Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1) to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in each indenture;

(2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3) to add any additional events of default;

(4) to add or change any provisions to permit or facilitate the issuance of debt securities of any series in uncertificated or bearer form;

(5) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the

Description of debt securities of RGA

execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(6) to provide security for or guarantee of the debt securities;

(7) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture as long as such action does not adversely affect the interests of the holders of the debt securities in any material respect;

(8) to establish the form or terms of debt securities in accordance with each indenture;

(9) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

(10) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect; or

(11) in the case of the subordinated and the junior subordinated indentures, to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Section 11.1 of each such indenture).
Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of each indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any. As long as any of the preferred securities of an RGA trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such RGA trust.
However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1) conflict with the required provisions of the Trust Indenture Act;

(2) except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•	reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity of or reduce the amount of any payment to be made with respect to any coupon,

Description of debt securities of RGA

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of either indenture or certain defaults; or

(4) modify any provisions of either indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of each indenture).
It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of each indenture).
A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of each indenture).
Subordination under the Subordinated Indenture and the Junior Subordinated Indenture
In the subordinated and junior subordinated indentures, RGA has covenanted and agreed that any subordinated or junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 17.1 of the subordinated and junior subordinated indentures). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the subordinated and junior subordinated indentures define the term “senior indebtedness” with respect to each respective series of subordinated and junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•	all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

Description of debt securities of RGA

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the subordinated indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the subordinated and junior subordinated indentures).
Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated or junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated or junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. Unless otherwise indicated in the applicable prospectus supplement or other offering material, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the subordinated indebtedness (Section 17.4 of the subordinated and junior subordinated indentures).
Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of subordinated or junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshaling of the assets of RGA.
Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, if the payments or distributions on subordinated or junior subordinated

Description of debt securities of RGA

debt securities are in the form of RGA’s securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities and then, if any amounts remain, to the holders of the junior subordinated debt securities. (Section 17.3 of the subordinated and junior subordinated indentures). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated or junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 17.9 of the subordinated and junior subordinated indentures).
Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the subordinated and junior subordinated indentures).
Subordinated indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding subordinated indebtedness. After payment in full of all present and future subordinated indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of subordinated indebtedness to receive any further payments or distributions that are applicable to the subordinated indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of subordinated indebtedness and not on account of junior subordinated debt securities. (Section 17.7 of the junior subordinated indenture).
The subordinated and junior subordinated indentures provide that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of subordinated or junior subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the subordinated and junior subordinated indentures). The prospectus supplement or other offering materials relating to such subordinated or junior subordinated debt securities would describe any such change.
The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.
If this prospectus is being delivered in connection with the offering of a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such subordinated or junior subordinated indebtedness outstanding as of a recent date. The subordinated and junior subordinated indentures place no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur

Description of debt securities of RGA

additional indebtedness constituting senior indebtedness. See “—General” on page 25 for a summary of our indebtedness at September 30, 2005.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under each of the indentures means:

•	default for 30 days in the payment of any interest upon any debt security or any payment with respect to the coupons, if any, of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series;

•	default for 90 days after we receive notice as provided in the applicable indenture in the performance of any covenant or breach of any warranty in the indenture governing that series;

•	certain events of bankruptcy, insolvency or receivership, or, with respect to the junior subordinated debt securities, the dissolution of the RGA trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of each indenture).
Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of each indenture).
If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the trustee of the senior or subordinated indentures, the property trustee under the junior subordinated indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee or property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under the subordinated or junior subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the subordinated and junior subordinated indentures. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of each indenture).
The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived

Description of debt securities of RGA

without the consent of the holders of all outstanding securities of that series. (Section 5.13 of each indenture).
Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of each indenture).
Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of each indenture).
Subject to such indemnification requirements and other limitations set forth in the applicable indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of each indenture).
Defeasance; Satisfaction and Discharge
Legal or Covenant Defeasance. Each indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any registered securities that are denominated and payable only in U.S. dollars, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 15.1 of each indenture).
At our option, we may choose either one of the following alternatives:

•	We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•	Alternatively, we may omit to comply with the covenants described under the heading “—Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”
In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of each indenture).

Description of debt securities of RGA

In addition, with respect to the subordinated and junior subordinated indentures, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “—Subordination under the Subordinated Indenture and the Junior Subordinated Indenture” above, would prevent us from making payments of principal of, and premium, if any, and interest on subordinated or junior subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the subordinated and junior subordinated indentures).
Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.
“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.2 of each indenture).
We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option.
There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 15.1 of each indenture).
Conversion or Exchange
Any series of the senior or subordinated debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 16.1 of each indenture).
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of each indenture).

Description of debt securities of RGA

Regarding the Trustee
We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York will be the trustee under the junior subordinated indenture relating to the junior subordinated debt securities which may be offered to the RGA trusts. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York. For example, The Bank of New York is trustee of the indentures relating to our 6 3/4% notes due 2011, our 6.75% junior subordinated debentures due 2065, and the trust and underlying junior subordinated debentures relating to our PIERs units, a lender under our principal credit agreement, and provides other banking and financial services to us.
If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes, debentures or PIERS units or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.
There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. (Section 1.1 of each indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of each indenture).
If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 6.1 of each indenture).
Book-Entry Debt Securities
Unless otherwise indicated in the prospectus supplement or other offering material, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. This means that certificates will not be issued to each holder of debt securities. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.
Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

Description of debt securities of RGA

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.
Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, RGA or the RGA trusts, subject to any statutory or regulatory requirements as may be in effect from time to time.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the RGA trusts. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or successor depository. In that event, certificates representing the debt securities will be printed and delivered.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants deposit with DTC.
DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of participants of DTC and members of the national Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Description of capital stock of RGA
The following is a summary of the material terms of our capital stock and the provisions of our Restated Articles of Incorporation and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, and bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 14.
General
Our authorized capital stock consists of 140,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.
We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange. At our annual meeting of shareholders on May 26, 2004, our shareholders, including MetLife, adopted a proposal authorizing our board of directors to approve, during the three years following the date of the shareholder meeting, any sales to MetLife or its affiliates of our equity securities, including our common stock or other securities convertible into or exercisable for our common stock, in which the number of shares will not exceed the number of shares that would enable MetLife to maintain its then current ownership percentage of our common stock. Any such sale would be on substantially the same terms as a sale to unaffiliated third parties. The shareholder approval was obtained to comply with applicable New York Stock Exchange rules regarding issuances of common equity to a substantial shareholder such as MetLife.
Mellon Investor Services LLC, Ridgefield Park, New Jersey is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RGA.”
Preferred Stock
Our articles of incorporation vests our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from

Description of capital stock of RGA

time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•	whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.
All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.
The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement or other offering material relating to that series of preferred stock. If so indicated in the prospectus supplement or other offering material and if permitted by the articles of incorporation and by law, the terms of any such series may differ from the terms set forth below. That prospectus supplement may not restate the amendment to our articles of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the prospectus supplement or other offering material, will define your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the Secretary of State of the State of Missouri and with the SEC.
Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative

Description of capital stock of RGA

dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, a default would not exist under the agreement.
Rights upon Liquidation. The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.
Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.
Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.
Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.
Voting Rights. Except as indicated in the applicable prospectus supplement or other offering material, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.
Most of our operations are conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries are also subject to restrictions on dividends and other distributions contained under applicable insurance laws and related regulations.

Description of capital stock of RGA

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock. We presently have no intention to issue any shares of preferred stock.
As described under “Description of Depositary Shares of RGA,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.
Certain Effects of Authorized but Unissued Stock
We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of the rights plan or otherwise. See also “—Certain Charter and Bylaw Provisions” below.
Series A Preferred Stock
Our board has authorized the issuance of 500,000 shares of preferred stock as Series A junior participating preferred stock in connection with its adoption of a shareholder rights plan that has expired. We designed the dividend, liquidation, voting and redemption features of the Series A preferred stock so that the value of one two hundred twenty fifth (1/225th) of a share of Series A preferred stock approximates the value of one share of common stock. Shares of Series A preferred stock could only be purchased, if at all, during the term of the rights agreement and are therefore no longer available for purchase. Each share of the Series A preferred stock:

•	is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock;

•	will have a preferential dividend in an amount equal to the greater of $1.00 and 225 times any dividend declared on each share of common stock;

•	in the event of liquidation, will entitle its holder to (1) receive a preferred liquidation payment equal to $100, plus the amount of any accrued and unpaid dividends, and (2) following payment of a specified amount to the holders of the common stock, to participate in any further distributions of the RGA’s remaining assets;

•	will have 225 votes, voting together with our common stock and any other capital stock with general voting rights; and

•	in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 225 times the amount and type of consideration received per share of common stock.

Description of capital stock of RGA

The rights of the Series A preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. No shares of the Series A preferred stock are outstanding, and we do not intend to issue any of these shares.
Certain Charter and Bylaw Provisions
Our articles of incorporation and bylaws:

•	provide for a classified board of directors;

•	limit the right of shareholders to remove directors or change the size of the board of directors;

•	limit the right of shareholders to fill vacancies on the board of directors;

•	limit the right of shareholders to act by written consent and to call a special meeting of shareholders or propose other actions;

•	require a higher percentage of shareholders than would otherwise be required under Missouri law to amend, alter, change, or repeal some of the provisions of our articles of incorporation; and

•	provide that the bylaws may be amended only by the majority vote of the entire board of directors.
Shareholders will not be able to amend the bylaws without first amending the articles of incorporation. These provisions may discourage certain types of transactions that involve an actual or threatened change of control of RGA. Since the terms of our articles of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our articles of incorporation and bylaws. If you would like to read our articles of incorporation and bylaws, they are on file with the SEC or you may request a copy from us.
Size of Board
Our articles of incorporation provide that the number of directors to constitute the board of directors is ten, and hereafter the number of directors will be fixed from time to time as provided in our bylaws. Our bylaws provide for a board of directors of at least three directors and permit the board of directors to increase or decrease the number of directors. In accordance with our bylaws, our board of directors has fixed the number of directors at ten. We currently have two vacancies on the board of directors. Our articles of incorporation further provide that our bylaws may be amended only by majority vote of our entire board of directors. As of the date of this prospectus, three of our eight directors are officers of MetLife, our majority shareholder.
Election of Directors
In order for one of our shareholders to nominate a candidate for director, our articles of incorporation require that such shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice not less than 60 days nor more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make a public disclosure of the meeting. The notice must describe various matters regarding the nominee, including the nominee’s name, address, occupation, and shares held. Our articles of incorporation do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors of the class then being elected at that meeting of shareholders.

Description of capital stock of RGA

Classified board
Our articles of incorporation and bylaws provide that our board will be divided into three classes, with the classes to be as nearly equal in number as possible, and that one class shall be elected each year and serve for a three-year term.
Removal of directors
Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock.
Filling vacancies
Missouri law further provides that, unless a corporation’s articles of incorporation or bylaws provide otherwise, all vacancies on a corporation’s board of directors, including any vacancies resulting from an increase in the number of directors, may be filled by the vote of a majority of the remaining directors even if that number is less than a quorum. Our articles of incorporation provide that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding and except as described below, only the vote of a majority of the remaining directors may fill vacancies (although less than a quorum).
Limitations on shareholder action by written consent
As required by Missouri law, our bylaws provide that any action by written consent of shareholders in lieu of a meeting must be unanimous.
Limitations on calling shareholder meetings
Under our articles of incorporation shareholders may not call special meetings of shareholders or require our board to call a special meeting of shareholders, and only a majority of our entire board of directors, our chairman of the board or our president may call a special meeting of shareholders.
Limitations on proposals of other business
In order for a shareholder to bring a proposal before a shareholder meeting, our articles of incorporation require that the shareholder give timely notice to us in advance of the meeting. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters.
Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.
Anti-takeover effects of provisions
The classification of directors, the inability to vote shares cumulatively, the advance notice requirements for nominations, and the provisions in our articles of incorporation that limit the ability of shareholders to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board make it more difficult for shareholders to change the composition of our board. As a result, at least two annual meetings of shareholders may be required

Description of capital stock of RGA

for the shareholders to change a majority of the directors, whether or not a change in our board would benefit RGA and its shareholders and whether or not a majority of our shareholders believes that the change would be desirable.
The provision of our bylaws which requires unanimity for shareholder action by written consent gives all our shareholders entitled to vote on a proposed action the opportunity to participate in the action and prevents the holders of a majority of the voting power of RGA from using the written consent procedure to take shareholder action. The bylaw provision requiring advance notice of other proposals may make it more difficult for shareholders to take action opposed by the board. Moreover, a shareholder cannot force a shareholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of shareholders.
These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareholders without our board’s consent, and thus reduce the vulnerability of RGA to an unsolicited takeover proposal. These provisions enable RGA to develop its business in a manner which will foster its long-term growth, by reducing to the extent practicable the threat of a takeover not in the best interests of RGA and its shareholders and the potential disruption entailed by the threat. On the other hand, these provisions may adversely affect the ability of shareholders to influence the governance of RGA and the possibility that shareholders would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management.
Missouri statutory provisions
Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.
Business combination statute
Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.
The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status.
The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.
A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her

Description of capital stock of RGA

affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.
A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so. However, our board of directors adopted a resolution approving the acquisition of beneficial ownership by MetLife as an “interested shareholder,” thereby rendering the statute inapplicable to MetLife.
The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.
Control share acquisition statute
Missouri also has a “control share acquisition statute.” This statute may limit the rights of a shareholder to vote some or all of his shares. Generally, a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by him, to exercise or direct the exercise of more than a specified percentage of our outstanding stock (beginning at 20%), will lose the right to vote some or all of his shares in excess of such percentage unless the shareholders approve the acquisition of such shares.
In order for the shareholders to grant approval, the acquiring shareholder must meet disclosure requirements specified in the statute. In addition, a majority of the outstanding shares entitled to vote must approve the acquisition. Furthermore, a majority of the outstanding shares entitled to vote, but excluding all “interested shares”, such as shares held by the acquiring shareholder or employee directors and officers, must approve the acquisition.
Not all acquisitions of shares constitute control share acquisitions. The following acquisitions do not constitute control share acquisitions:

•	good faith gifts;

•	transfers in accordance with wills or the laws of descent and distribution;

•	purchases made in connection with an issuance by us;

•	purchases by any compensation or benefit plan;

•	the conversion of debt securities;

•	acquisitions pursuant to a binding contract whereby the holders of shares representing at least two-thirds of our voting power agree to sell their shares to the acquirer, provided that such holders act simultaneously and the transaction is not pursuant to or in connection with a tender offer;

•	acquisitions pursuant to the satisfaction of some pledges or other security interests created in good faith;

•	mergers involving us which satisfy other specified requirements of the General and Business Corporation Law of Missouri;

•	transactions with a person who owned a majority of our voting power within the prior year, or

•	purchases from a person who previously satisfied the requirements of the control share statute, so long as the acquiring person does not have voting power after the ownership in a different ownership range than the selling shareholder prior to the sale.

Description of capital stock of RGA

A Missouri corporation may opt out of coverage by the control share acquisition statute by including a provision to that effect in its governing corporate documents. We amended our bylaws to provide that the control share acquisition statute shall not apply to control share acquisitions of our capital stock.
Takeover bid disclosure statute
Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.
Insurance holding companies act
We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance. Missouri law provides that a transaction will be approved if the Department of Insurance finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department of Insurance may approve any proposed change of control subject to conditions.

Description of depositary shares of RGA
The description of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement or other offering material of certain provisions are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts.
General
We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement or other offering material relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement or other offering material.
A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.
Dividends and other distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Description of depositary shares of RGA

Conversion and exchange
If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement or other offering material, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.
Redemption of depositary shares
If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.
Voting
Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.
Record date
Subject to the provisions of the deposit agreement, whenever

•	any cash dividend or other cash distribution becomes payable,

•	any distribution other than cash is made,

•	any rights, preferences or privileges are offered with respect to the preferred stock,

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each

Description of depositary shares of RGA

instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

-	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

-	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.
Withdrawal of preferred stock
Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.
Amendment and termination of the deposit agreement
We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.
Charges of preferred stock depositary
We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.
Miscellaneous
Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock

Description of depositary shares of RGA

depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.
The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

Description of warrants of RGA
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the RGA trusts. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.
The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.
Warrants issued for securities other than our debt securities, common stock or preferred stock or the preferred securities of an RGA trust will not be exercisable until at least one year from the date of sale of the warrant.
The applicable prospectus supplement or other offering material will describe the specific terms of any warrant units.

Description of purchase contracts of RGA
We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our common stock, preferred stock or depositary shares or warrants or trust preferred securities of an RGA trust at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.
The prospectus supplement or other offering material relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants, or trust preferred securities of an RGA Trust or the formula by which such amount shall be determined.

•	The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•	The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we or an RGA trust will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•	Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•	The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations, trust preferred securities of an RGA trust or government securities.

•	The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•	The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.
The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

Description of units
As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

Description of preferred securities of the RGA Trusts
Each RGA trust may issue, from time to time, one series of preferred securities having terms described in the prospectus supplement or other offering material. Preferred securities may be issued either independently or as part of a unit with other securities, including, without limitation, warrants to purchase common stock of RGA. Preferred securities sold with other securities as a unit may be attached to or separate from the other securities. The proceeds from the sale of each trust’s preferred and common securities will be used by such trust to purchase a series of junior subordinated debt securities issued by RGA. The junior subordinated debt securities will be held in trust by the trust’s property trustee for the benefit of the holders of such preferred and common securities. Each amended and restated trust agreement has been or will be qualified as an indenture under the Trust Indenture Act. The property trustee for each trust, The Bank of New York, an independent trustee, will act as indenture trustee for the preferred securities for purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have the terms, including distributions, redemption, voting, liquidation rights, maturity date or dates and the other preferred, deferred or other special rights or restrictions as are established by the administrative trustees in accordance with the applicable amended and restated trust agreement or as are set forth in the amended and restated trust agreement or made part of the amended and restated trust agreement by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the junior subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement or other offering material.
All preferred securities offered by the prospectus will be guaranteed by us to the extent set forth below under “Description of the Preferred Securities Guarantees of RGA.” The guarantee issued by us to each RGA trust, when taken together with our obligations under the junior subordinated debt securities issued to any RGA trust and under the applicable indenture and any applicable supplemental indentures, and our obligations under each amended and restated trust agreement, including the obligation to pay expenses of each RGA trust, will provide a full and unconditional guarantee by us of amounts due on the preferred securities issued by each RGA trust. The payment terms of the preferred securities will be the same as the junior subordinated debt securities issued to the applicable RGA trust by us.
Each amended and restated trust agreement authorizes the administrative trustees to issue on behalf of the applicable trust one series of common securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the amended and restated trust agreement or that are otherwise set forth in the amended and restated trust agreement. The terms of the common securities issued by each RGA trust will be substantially identical to the terms of the preferred securities issued by the RGA trust. The common securities will rank equally, and payments will be made proportionately, with the preferred securities of that trust. However, if an event of default under the amended and restated trust agreement of the RGA trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinated to the preferred securities in right of payment. The common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of the RGA trust. RGA will own, directly or indirectly, all of the common securities of each RGA trust.
The financial statements of any RGA trust that issues preferred securities will be reflected in our consolidated financial statements with the preferred securities shown as company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under “minority interest.” We will include in a footnote to our audited consolidated financial statements, statements that the applicable RGA trust is wholly-owned by us and that the sole asset of the RGA trust is the junior subordinated

Description of preferred securities of the RGA Trusts

debt securities, indicating the principal amount, interest rate and maturity date of the junior subordinated debt securities.
Enforcement of certain rights by holders of preferred securities
If an event of default occurs, and is continuing, under the amended and restated trust agreement of either RGA trust, the holders of the preferred securities of that trust may rely on the property trustee to enforce its rights as a holder of the subordinated debt securities against RGA. Additionally, those who together hold a majority of the aggregate stated liquidation amount of an RGA trust’s preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power that the property trustee holds under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as a holder of the junior subordinated debt securities.
If such a default occurs and the event is attributable to RGA’s failure to pay interest or principal on the junior subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder’s preferred securities as determined after the due date specified in the applicable series of junior subordinated debt securities. RGA will be subrogated to the holder’s rights under the applicable amended and restated trust agreement to the extent of any payment it makes to the holder in connection with such a direct action, and RGA may setoff against any such payment that it makes under the applicable preferred securities guarantee.

Description of the preferred securities guarantees of RGA
Set forth below is a summary of information concerning the guarantees that will be executed and delivered by us for the benefit of the holders, from time to time, of preferred securities. Summaries of any other terms of any guarantee that are issued will be set forth in the applicable prospectus supplement or other offering material. Each guarantee has been or will be qualified as an indenture under the Trust Indenture Act. Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York will act as the preferred securities guarantee trustee. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act and will be available as described under the heading “Where You Can Find More Information” on page 14.
Unless otherwise specified in the applicable prospectus supplement or other offering material, we will agree, to the extent set forth in each guarantee, to pay in full to the holders of the preferred securities, the payments and distributions to be made with respect to the preferred securities, except to the extent paid by the applicable RGA trust, as and when due, regardless of any defense, right of set-off or counterclaim which the RGA trust may have or assert. The following payments or distributions with respect to the preferred securities, to the extent not paid by the RGA trust and to the extent that such RGA trust has funds available for these payments or distributions, will be subject to the guarantee:

•	any accrued and unpaid distributions that are required to be paid on the preferred securities;

•	the redemption price for any preferred securities called for redemption by the RGA trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the RGA trust, other than in connection with the distribution of junior subordinated debt securities to the holders of preferred securities in exchange for preferred securities or the redemption of all of the preferred securities upon maturity or redemption of the subordinated debt securities, the lesser of
(i) the sum of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, or
(ii) the amount of assets of the RGA trust remaining for distribution to holders of the preferred securities in liquidation of the RGA trust.
We may satisfy our obligation to make a guarantee payment by making a direct payment of the required amounts to the holders of preferred securities or by causing the applicable RGA trust to pay the amounts to the holders.
Each guarantee will not apply to any payment of distributions except to the extent the applicable RGA trust has funds available to make the payment. If we do not make interest or principal payments on the junior subordinated debt securities purchased by the RGA trust, the RGA trust will not pay distributions on the preferred securities issued by the RGA trust and will not have funds available to make the payments.
Covenants of RGA
Unless otherwise specified in the applicable prospectus supplement or other offering material, in each guarantee of the payment obligations of an RGA trust with respect to preferred securities, we will covenant that, so long as any preferred securities issued by the RGA trust remain outstanding, if there

Description of the preferred securities guarantees of RGA

has occurred any event which would constitute an event of default under the guarantee or under the amended and restated trust agreement of the RGA trust, then RGA will not:

•	declare or pay any dividends on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, other than:

(1) dividends or distribution of shares of common stock of RGA;

(2) any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights outstanding under a shareholder rights plan; or

(3) purchases of common stock of RGA related to the rights under any of RGA’s benefits plans for its directors, officers or employees;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued or guaranteed by RGA that rank equal with or junior to the subordinated debt securities issued to the applicable RGA trust, other than payments made in order to satisfy RGA’s obligations under the applicable preferred securities guarantee; and

•	redeem, purchase or acquire less than all of the debt securities issued to the applicable RGA trust or any of the preferred securities.
Modification of the guarantees; assignment
Except for any changes that do not adversely affect the rights of holders of preferred securities, in which case no consent of the holders will be required, each guarantee of the payment obligations of an RGA trust with respect to preferred securities may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding preferred securities of the RGA trust. The manner of obtaining any approval of holders of the preferred securities will be set forth in an accompanying prospectus supplement. All guarantees and agreements contained in a guarantee of the obligations of an RGA trust with respect to preferred securities will bind the successors, assigns, receivers, trustees and representatives of RGA and will inure to the benefit of the holders of the preferred securities of the applicable RGA trust then outstanding.
Events of default
An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of a majority in aggregate liquidation amount of the preferred securities to which the preferred securities guarantee relates will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee with respect to the guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the guarantee.
If we have failed to make a guarantee payment under a guarantee, a record holder of preferred securities to which the guarantee relates may directly institute a proceeding against us for enforcement of the guarantee for the payment to the record holder of the preferred securities to which the guarantee relates of the principal of or interest on the applicable subordinated debt securities on or after the respective due dates specified in the junior subordinated debt securities, and the amount of the payment will be based on the holder’s proportionate share of the amount due and owing on all of the preferred securities to which the guarantee relates. We have waived any right or remedy to require that any action be brought first against the applicable RGA trust or any other person or entity before proceeding directly against us. The record holder in the case of the issuance of one or more global

Description of the preferred securities guarantees of RGA

preferred securities certificates will be The Depository Trust Company, or its nominee, acting at the direction of the beneficial owners of the preferred securities.
We will be required to provide annually to the preferred securities guarantee trustee a statement as to the performance of our obligations under each outstanding preferred securities guarantee and as to any default in our performance.
Termination
Each preferred securities guarantee will terminate as to the preferred securities issued by the applicable RGA trust:

•	upon full payment of the liquidation value or redemption price of all preferred securities of the RGA trust;

•	upon distribution of the junior subordinated debt securities held by the RGA trust to the holders of all of the preferred securities of the RGA trust; or

•	upon full payment of the amounts payable in accordance with the amended and restated trust agreement of the RGA trust upon termination and liquidation of the RGA trust.
Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities issued by the applicable RGA trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.
Status of the guarantees
The preferred securities guarantees will constitute our unsecured obligations and, unless otherwise indicated in an applicable prospectus supplement or other offering material, will rank as follows:

•	subordinated and junior in right of payment to all of RGA’s present and future liabilities, including subordinated debt securities issued under RGA’s subordinated indenture and described above under “Description of Debt Securities of RGA— Subordination under the Subordinated Indenture and the Junior Subordinated Indenture,” except those liabilities made equivalent by their terms;

•	equivalently with:

(1) the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates;

(2) the applicable junior subordinated debt securities; and

(3) any other liabilities or obligations made equivalent by their terms; and

•	senior to our common stock and any preferred or preference stock or other liabilities made equivalent or subordinate by their terms.
The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to the subordination provisions and other terms of our guarantee relating to the preferred securities.
Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Description of the preferred securities guarantees of RGA

Information Concerning the Preferred Securities Guarantee Trustee
The preferred securities guarantee trustee, before the occurrence of a default under a preferred securities guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee and, after a default under a guarantee, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to this provision, the preferred securities guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by the preferred securities guarantee trustee in exercising any of its powers; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.
Expense agreement
We will, pursuant to an agreement as to expenses and liabilities entered into by us and each RGA trust under its amended and restated trust agreement, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.
Governing law
The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

Effect of obligations under the junior subordinated debt securities and the preferred securities guarantees
As set forth in the amended and restated trust agreements of each RGA trust, the sole purpose of the RGA trusts is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in RGA’s junior subordinated debt securities.
As long as payments of interest and other payments are made when due on the junior subordinated debt securities held by the RGA trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;

•	the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

•	RGA shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and

•	the amended and restated trust agreement of each trust will further provide that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.
Payments of distributions, to the extent funds for such payments are available, and other payments due on the preferred securities, to the extent funds for such payments are available, are guaranteed by RGA as and to the extent set forth under “Description of the Preferred Securities Guarantees of RGA.” If RGA does not make interest payments on the junior subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the preferred securities guarantee will not apply, since the preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that RGA has made a payment of interest or principal on the junior subordinated debt securities held by the applicable trust as its sole asset. However, the preferred securities guarantee, when taken together with RGA’s obligations under the junior subordinated debt securities and the junior subordinated indenture and its obligations under the respective amended and restated trust agreements, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by RGA of amounts due on the preferred securities.
If RGA fails to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the amended and restated trust agreement provides a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the property trustee to enforce its rights under the junior subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the junior subordinated debt securities. In connection with such direct action, RGA will be subrogated to the rights of such holder of preferred securities under the amended and restated trust agreement to the extent of any payment made by RGA to such holder of preferred securities in such direct action. RGA, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If RGA fails to make

Effect of obligations under the junior subordinated debt securities and the preferred securities guarantees payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against RGA to enforce the guarantee trustee’s rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.
RGA and each of the RGA trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by RGA on a subordinated basis of payments due on the preferred securities. See “Description of the Preferred Securities Guarantees of RGA,” beginning on page 58.
Upon any voluntary or involuntary termination, winding-up or liquidation of an RGA trust involving the liquidation of the junior subordinated debt securities, the holders of the preferred securities will be entitled to receive, out of assets held by such RGA trust, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the preferred securities guarantees and have agreed to pay for all costs, expenses and liabilities of the RGA trusts other than the obligations of the trusts to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the junior subordinated debt securities relative to our other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same.

Selling shareholders
The selling shareholders, and those persons or entities to whom they transfer, donate, devise, pledge or distribute their shares, or other successors in interest, may sell up to an aggregate of 32,243,539 shares of common stock from time to time under this prospectus. To the extent required, we will name any additional selling shareholders in a prospectus supplement. We are registering the shares of our common stock for resale by the selling shareholders to permit public secondary trading of the shares, and the selling shareholders may offer the shares for resale from time to time.
The following table sets forth information relating to the selling shareholders’ beneficial ownership of our common stock. The amounts set forth below are based on information provided to us by representatives of the selling shareholders, or on our records, as of January 31, 2006, and are accurate to the best of our knowledge. These numbers do not reflect the impact of any prospective adjustments or limitations described in the foregoing paragraphs. It is possible that any of the selling shareholders may have acquired, sold, transferred or otherwise disposed of shares of our common stock in transactions exempt from the registration requirements of the Securities Act of 1933, since the date on which it provided the information to us regarding the shares beneficially owned by it, in which case any affiliated transferee would be a “selling shareholder” entitled to use this prospectus. The percentage ownership data is based on 61,080,664 shares of our common stock issued and outstanding as of January 31, 2006. Because the selling shareholders may resell, pursuant to this prospectus, all or some portion of the common stock listed below, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon consummation of any sales.

Percentage of
	Number of		Percentage of	Number of	Number of Shares of	Outstanding
	Shares of		Outstanding	Shares of	Common Stock	Common Stock
	Common Stock		Common Stock	Common Stock	Owned Upon	Owned Upon
	Owned Prior to		Owned Prior to	Offered Under	Completion of the	Completion of the
Name of Selling Shareholder	this Offering		this Offering	this Prospectus	Offering(1)(3)	Offering(1)(3)

MetLife, Inc.(2)(3)	32,243,539	(3)	53.0%	32,243,539	—	—

(1)	Assumes the sale by the selling shareholders of all of the 32,243,539 shares of common stock available for resale under this prospectus and any applicable prospectus supplement. We cannot assure you, however, that the selling shareholders will sell any or all of the shares of common stock covered by this prospectus.

(2)	Based on information provided by MetLife, Inc., Metropolitan Life Insurance Company, General American Life Insurance Company, a wholly-owned subsidiary of MetLife, which we refer to as “General American,” and GenAmerica Financial, LLC contained in a Schedule 13D filed with the Securities and Exchange Commission on December 3, 1999, as amended. Currently, all of the shares are held by General American. Following the date of this prospectus, General American may distribute or otherwise transfer all or a portion of its shares to one or more entities, in which event such shares may be offered by the transferee. Each of the Schedule 13D filing companies shares voting and dispositive power with each other. References to “selling shareholders” in this prospectus refers to each of the Schedule 13D filing companies. The applicable prospectus supplement will set forth the identity of the entity or entities disposing of our shares of common stock.

(3)	MetLife, Inc.’s address is 200 Park Avenue, New York, New York 10166.

Selling shareholders

All expenses incurred with registering the shares of common stock owned by the selling shareholders, which will be described in the prospectus supplement for any such offering, will be borne by us pursuant to a registration rights agreement with MetLife. However, we will not be obligated to pay any underwriting fees, discounts or commissions in connection with the registration and sale by the selling shareholders.

Our relationship with Metlife
Ownership
On January 6, 2000, MetLife acquired 100% of GenAmerica Financial Corporation (our predecessor parent), including its beneficial ownership of RGA shares, which was approximately 48% at December 31, 1999. This acquisition, together with direct investments in RGA in 1999, 2002 and 2003, made MetLife our majority shareholder with beneficial ownership of approximately 53.0% of all outstanding shares as of January 31, 2006. Currently, three of our eight directors are officers of MetLife.
Announcements
On January 31, 2005, in connection with the announcement of its agreement to acquire the Travelers Life & Annuity business, MetLife announced that it was considering disposing of some or all of the 32,243,539 shares of our common stock that it holds to finance a portion of the purchase price for the acquisition. On April 22, 2005, MetLife announced that it was no longer considering selling some or all of these shares for the purpose of financing the acquisition. On April 25, 2005, MetLife disclosed that it continuously evaluates our businesses and prospects, alternative investment opportunities and other factors deemed relevant in determining whether additional shares of our common stock will be acquired by MetLife or whether it will dispose of shares of our common stock. Additionally, it indicated that, any time, depending on market conditions, the trading prices for our common stock, the actions taken by our board of directors, alternative investment opportunities and the outlook for RGA, MetLife may acquire additional shares of our common stock or may dispose of some or all of the shares of our common stock beneficially owned by MetLife, in either case in the open market, in privately negotiated transactions or otherwise.
Related Party Transactions
Reinsurance Business. We have direct policies and reinsurance agreements with MetLife and certain of its affiliates. Under these agreements, we had net premiums of approximately $164.4 million in 2004, $157.9 million in 2003, and $172.8 million in 2002. The net premiums reflect the net business assumed from and ceded to such affiliates of MetLife, Inc. The pre-tax income on this business was approximately $36.5 million in 2004, $19.4 million in 2003, and $23.3 million in 2002. Our reinsurance treaties with MetLife are generally terminable by either party on 90 days written notice, but only with respect to future new business; existing business generally is not terminable, unless the underlying policies terminate or are recaptured. Under these treaties, MetLife is permitted to reassume all or a portion of the risk formerly ceded us after an agreed-upon period of time or in some cases due to changes in our financial condition or ratings. Recapture of business previously ceded does not affect premiums ceded prior to the recapture of such business, but would reduce premiums in subsequent periods.
Registration Rights Agreement. On November 24, 2003, we, MetLife, Inc., Metropolitan Life Insurance Company, General American and Equity Intermediary Company, which is now dissolved, entered into a registration rights agreement. Under the terms of this agreement, until such time as MetLife (other than directors and officers of MetLife and certain fiduciary accounts) and their permitted transferees no longer own in excess of 5% of our outstanding shares of common stock, if we propose to register any of our securities under the Securities Act of 1933, for our own account or the account of any of our shareholders, then the MetLife parties (other than directors and officers of MetLife and certain fiduciary accounts), or their respective transferees, are entitled, subject to certain limitations and conditions, to notice of such registration and are entitled, subject to certain conditions

Our relationship with Metlife

and limitations, to include registrable shares therein, including shares currently owned by them and shares acquired by them in the future. The underwriters of any such offering have the right to limit the number of shares to be included in such registration and, to the extent that it does not exercise its “piggyback” rights in connection with a future public offering of our common stock, or of securities convertible into or exchangeable or exercisable for such common stock, MetLife has agreed to enter into customary lock-up agreements for a period from the two days prior to and 180 days following the effective date of such registration, upon the reasonable request of the managing underwriters of such offering and subject to certain exceptions.
In addition, until such time as MetLife and its permitted transferees no longer own 10% of our common stock and can sell all of their shares pursuant to an available exemption from registration, we may be required, at our expense, to prepare and file a registration statement under the Securities Act if we are requested to do so by MetLife within 30 days of such request. We are required to use our reasonable best efforts to cause such registration to become effective and to keep such registration statement effective until the shares included in such registration have been sold, subject to certain conditions and limitations. We may suspend a registration for up to 30 days once, or may request that MetLife similarly suspend its sales under an effective shelf registration up to two times in any two-year period, under certain conditions. We have agreed not to sell any shares of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, from the two days prior to and 180 days following the effective date of any such underwritten demand registration, subject to the discretion of the managing underwriter of such future offering. We are not obligated to effect more than six such demand registrations.
Pursuant to this registration rights agreement, we will pay specified expenses in connection with any offering of common stock by the selling shareholders, which we will estimate in the prospectus supplement for such offering, including certain expenses incurred by MetLife.
We and MetLife have agreed to indemnify each other against, or to make contributions towards, certain liabilities and expenses arising out of or based upon the information contained in this prospectus, any prospectus supplement and the related registration statement, including liabilities under the Securities Act of 1933, as amended.
Administrative Services. General American and MetLife have historically provided RGA and our subsidiary, RGA Reinsurance, with certain limited administrative services, such as legal, corporate risk management and corporate travel services. The cost of these services was approximately $1.0 million in 2004, $1.0 million in 2003 and $1.2 million in 2002.
Effective January 1, 1997, General American entered into an Administrative Services Agreement with RGA Reinsurance whereby General American provides services necessary to handle the policy and treaty administration functions for certain bank-owned life insurance policies. RGA Reinsurance paid General American approximately $385,000 in 2004 and $400,000 in 2003. No payments were made under this agreement in 2002.
Product License Agreement. RGA Reinsurance has a product license and service agreement with MetLife, which is terminable by either party on 30 days notice. Under this agreement, RGA has licensed the use of its electronic underwriting product to MetLife and provides Internet hosting services, installation and modification services for the product. Revenue under this agreement from MetLife was approximately $3.5 million in 2004, $3.2 million in 2003 and $400,000 in 2002.
Miscellaneous. On November 13, 2003, MetLife and certain of its affiliates completed the purchase of 3,000,000 shares of our common stock having a total purchase price of $109,950,000 in connection with an underwritten public offering of 12,075,000 shares of our common stock by us at a public

Our relationship with Metlife

offering price of $36.65 per share. We received gross proceeds of $427,575,000, net of underwriting discounts but excluding other offering expenses.
For more information about our corporate structure and relationship with MetLife, see “Business— Overview” and “—Corporate Structure” and “Certain Relationships and Related Transactions” in our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, which is incorporated by reference.

Plan of distribution
We may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by any RGA trust or us, or any changes to the plan of distribution by the selling shareholders described below, in a supplement to this prospectus or other offering material.
The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
Such transactions may or may not involve brokers or dealers. The selling shareholders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of shares for whom such broker-dealers act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share, and to the extent such broker-dealer is unable to do so, acting as agent for a selling shareholder, such broker-dealer may purchase, as principal, any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions on the New York Stock Exchange at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-

Plan of distribution

dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.
The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholders.
The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
The selling shareholders, and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein, may be “underwriters” within the meaning of Section 2(11) of the Securities Act. For a discussion of the securities held by the selling shareholders and certain relationships of such persons to us, see “Selling Shareholders” and “Our Relationship with MetLife” elsewhere in this prospectus. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or other offering material.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling

Plan of distribution

shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying any prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have filed this registration statement pursuant to a registration rights agreement, as described under “Our Relationship with MetLife— Related Party Transactions— Registration Rights Agreement” in this prospectus. Pursuant to that agreement, we will pay specified expenses in connection with any offering of common stock by the selling shareholders, which we will estimate in the prospectus supplement for such offering, including certain expenses incurred by MetLife. We and MetLife have agreed to indemnify each other against, or to make contributions towards, certain liabilities and expenses arising out of or based upon the information contained in this prospectus, any prospectus supplement and the related registration statement, including liabilities under the Securities Act of 1933, as amended.

Legal matters
Unless otherwise indicated in the applicable prospectus supplement, James E. Sherman, Esq., Executive Vice President, General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock issued by us and offered by the selling shareholders, as well as the preferred stock, depositary shares, warrants, purchase contracts and units of RGA under Missouri law, and Bryan Cave LLP will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Sherman is paid a salary by RGA, is a participant in various employee benefit plans offered by RGA to employees of RGA generally and owns and has options to purchase shares of RGA common stock. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

Experts
The consolidated financial statements and the related financial statement schedules and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph referring to a change in accounting for certain non-traditional long duration contacts and separate accounts, and for embedded derivatives in certain insurance products, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$300,000,000
Reinsurance Group of America, Incorporated
             % Senior Notes due 2017

PROSPECTUS SUPPLEMENT
March           , 2007

Joint Book-Running Managers

UBS Investment Bank	Credit Suisse
Co-Managers

ABN AMRO Incorporated	Wachovia Securities